                      SHARE PURCHASE AND SHAREHOLDERS AGREEMENT

(The following are exhibits to the Share Purchase and Shareholders Agreement that have not been filed previously, except for Exhibits 10.11 and 10.12 which represent an amended request for confidential treatment.)

                              OFFICERS' CERTIFICATE

                                OCTOBER 30, 1996

                           --------------------------



     The undersigned, Avi Basher, hereby certifies as follows:

          (a) I am the duly elected, qualified, acting and incumbent Vice President of Finance and Chief Financial Officer of DSP Group, Inc. (the "Company").

          (b) Attached hereto are English translation summaries of Exhibits 4.2, 4.3, 4.4, 4.6, 4.10, 4.12, 4.15, 4.16, 4.17, 4.18, 4.19, 4.23, 7.1 and 7.2
(the "Exhibits") to the Share Purchase and Shareholders Agreement, dated as of July 4, 1996, by and among Aptel Ltd., certain shareholders and DSP Semiconductors, Ltd.

          (c) To my knowledge, such summaries are fair and accurate translations as required under Rule 306 of Regulation S-T promulgated by the Securities and Exchange Commission.

          IN WITNESS WHEREOF, the undersigned has duly executed this Certificate on behalf of the Company as of the date first written above.

                                   DSP GROUP, INC.



                                   /s/ Avi Basher
                                   -----------------------------------------
                                   Avi Basher, Vice President of
                                   Finance and Chief Financial Officer

                                 EXHIBIT 3.2.2.2

                        Resolution of Board: Issuance of Shares



Unanimously resolved:


    Under the Share Purchase and Shareholders Agreement between the Company and DSP Semiconductors Ltd., to issue to the buyer 691,300 Ordinary Shares of the Company and to register the buyer in the Registry of the Company.

                                   EXHIBIT 4.2

                      INCORPORATION CERTIFICATE MEMORANDUM
                                        &
                            ARTICLES OF INCORPORATION

     1. Certificate of Registration of a Private Company (from the Registrar of Companies):
          Name of Company: Giltek Communication Works Ltd.
          Incorporated and Approved as a Company of Limited Liability, on October 24, 1993.
          Company Number: 51-186956-2

     2.   Memorandum of Association:  dated October 21, 1993

          NAME OF THE COMPANY: Giltek Communication Works Ltd.

          OBJECTS OF THE COMPANY:

               (A) To manage a business of development, production, marketing and running communications systems and communications services.

               (B) To perform the actions necessary to the attainment of the goals set forth, implicitly or explicitly, in this memorandum; and to use all authority and power to attain these goals.

               (C) To perform any action permitted to a company under the Companies Ordinance (NV) 1983 and under any other law.

          LIABILITY OF MEMBERS: Limited

          SHARES CAPITAL: 20,000 NIS divided into 20,000 Ordinary Shares of 1 NIS par value each.

          SIGNATORIES' NAMES AND ADDRESSES:

          (i)  AV-DAR TRUSTEES (Ramat-Gan 1992) Ltd.
               # 51-170435-5
               of 7 Aba Hillel Road, Ramat Gan, Israel

          (ii) GIDEON AVITAL, ADV.
               ID. No. 5122293
               of 7 Aba Hillel Road, Ramat Gan, Israel

                                   EXHIBIT 4.3

                               SPECIAL RESOLUTIONS

#    DATE                DESCRIPTION                   MATTER
--------------------------------------------------------------------------------
1    February 20, 1994   General Assembly  Minutes     Changing the Company name
                                                       from Giltek Communication
                                                       Works Ltd. to Aptel Ltd.;
                                                       changing the objects
                                                       clause in the memorandum
                                                       of association.
--------------------------------------------------------------------------------
2    April 13, 1994      Confirmation from the         Changing the Company
                         Registrar of Companies +      name.
                         certificate
--------------------------------------------------------------------------------
3    April 18, 1994      Confirmation from the         No motions to dismiss
                         Company                       the resolution dated
                                                       Feb. 20, 1994 had been
                                                       filed.
--------------------------------------------------------------------------------
4    April 17, 1994      General Assembly  Minutes     Redistribution of share
                                                       capital (Ordinary shares
                                                       A, B, redeemable shares.)
                                                       Amendment of the Articles
                                                       of Association
--------------------------------------------------------------------------------
5    July 20, 1994       Confirmation by the           Changing the objects of
                         Registrar of Companies +      the Company.
                         certificate
--------------------------------------------------------------------------------
6    August 3, 1994      Confirmation by the           Redistribution of share
                         Registrar of Companies        capital, Amendment of the
                                                       Articles of Association.
--------------------------------------------------------------------------------
7    January 22, 1995    General Assembly  Minutes     Increase of capital:
                                                       1,000 additional ordinary
                                                       shares B
--------------------------------------------------------------------------------
8    July 27, 1995       Request for Extension of      Notice of increase in
                         time                          capital to the Registrar
                                                       of Companies
--------------------------------------------------------------------------------
9    July 27, 1995       Form                          Increase in capital
--------------------------------------------------------------------------------
10   August 4, 1995      Confirmation by the           Increase in capital
                         Registrar of Companies
--------------------------------------------------------------------------------
11   September 17, 1995  Special Resolution of the     Conversion of diverse
     September 28, 1995  General Assembly              shares into ordinary
                                                       shares.
                                                       Increase in capital:
                                                       21,983 additional
                                                       ordinary shares, 7,500
                                                       ordinary shares A.
                                                       Amendment to the Articles
                                                       of Association
--------------------------------------------------------------------------------
12   September 28, 1995  Request from the Registrar    Original documents of
                         of Companies                  the resolution dated
                                                       Sept. 17, 1995
--------------------------------------------------------------------------------
13   October 5, 1995     Confirmation by the           Registration of special
                         Registrar of Companies        resolution dated
                                                       August 28, 1995
                                                       (Amendment to Articles of
                                                       Association),
                                                       Request for Annual
                                                       Reports for 1993-1994
--------------------------------------------------------------------------------
14   September 19, 1995  Confirmation by the           Registration of special
                         Registrar of Companies        resolution dated
                                                       August 28, 1995 (increase
                                                       in capital)
--------------------------------------------------------------------------------
                                        2

--------------------------------------------------------------------------------
15   September 17, 1995  Form                          Increase in capital
--------------------------------------------------------------------------------
16   September 27, 1995  Letter                        Power of Attorney
--------------------------------------------------------------------------------
17   May 30, 1996        Minutes of General Assembly   Increase in registered
                                                       capital of the Company:
                                                       85,000 additional
                                                       ordinary shares, 15,000
                                                       additional ordinary
                                                       shares A.
                                                       Amendments to Articles of
                                                       Association and to
                                                       Memorandum: Ordinary
                                                       Shares A will confer the
                                                       same rights as all
                                                       Ordinary Shares, except
                                                       participation/voting in
                                                       the General Assembly.
                                                       Ordinary Shares A to be
                                                       converted to Ordinary
                                                       Shares concurrently with
                                                       IPO.
                                                       Cancellation of First
                                                       Refusal Rights in
                                                       transferal of Company
                                                       shares.
--------------------------------------------------------------------------------
17   June 2, 1996   Notice by BOD                      Special Resolutions dated
                                                       May 30, 1996
--------------------------------------------------------------------------------
18   June 2, 1996   Form                               Increase in capital
--------------------------------------------------------------------------------
19   June 9, 1996   Confirmation by Registrar of       Amendments to Articles
                    Companies                          of Association dated
                                                       May 30, 1996
--------------------------------------------------------------------------------
20   June 9, 1996   Confirmation by Registrar of       Companies Amendments to
                                                       Memorandum dated
                                                       May 30, 1996
--------------------------------------------------------------------------------
21   June 5, 1996   Confirmation by Registrar          Increase in capital
                    of Companies
--------------------------------------------------------------------------------

                                  EXHIBIT 4.4

                                   APTEL LTD.

                          PRIVATE COMPANY NO. 51-186956-2

              Minutes of the Meeting of the Board of Directors of the
                    Company duly convened and held on ___________


PRESENT:  All Directors
AGENDA: Adoption of an Employee Stock Option Plan and Grant of Options thereunder

CHAIRMAN OF THE MEETING:  Rami Kalish


THE FOLLOWING RESOLUTION WAS ADOPTED UNANIMOUSLY BY THE BOARD OF DIRECTORS:

RESOLVED, the Board of Directors resolved in March 1995 to adopt an Employee Stock Option Plan; because of technical reasons such resolution was not implemented to date. In addition, in August 1995 certain promises were made to employees of the Company in connection with such options. In order to implement such resolution, and fulfill such promises, the Board hereby resolves to adopt the 1996 Employee Stock Option Plan in the form attached hereto as Exhibit A (the "Plan"); and

FURTHER RESOLVED, to grant the employees whose names are set forth in Exhibit B hereto such number of Options under the Plan set forth opposite their names; all the Options shall vest with immediate effect on the Date of Grant, upon receipt of the Grantees' (other than Menachem Kenan and Ofer Bar-Or) commitment to continue their employment with the Company for at least one year from the Date of Grant; the exercise price of all such Options shall be 50 US cents (based on the representative rate of exchange). Such grant is subject to the terms and conditions of the Plan, including the receipt of the approval of the Israeli tax authorities thereto; and

FURTHER RESOLVED, that the Company shall reserve 6,222 Class A Ordinary Shares par value NIS 1 each for issuance to employees pursuant to the Plan; and

FURTHER RESOLVED, that Rami Kalish and Eyal Kishon are authorized to and shall take all necessary actions on behalf of the Company for the implementation of the Plan, including the appointment of a Trustee under the Plan, filing an application for the approval of the Plan by the tax authorities, giving the employees whose names are set forth in Exhibit B hereto Notice of Grant (only after all required approvals for the Plan have been obtained) and receiving therefrom the executed Grantee Agreements. The Date of Grant for purposes hereof shall be the date on which the last Grantee Agreement is executed by all of the aforesaid employees.

                                          _______________
                                          Rami Kalish

                                   EXHIBIT B



 NAME OF EMPLOYEE                    TOTAL         IMMEDIATE
                                     NUMBER OF     VESTING ON
                                     OPTIONS       THE DATE OF
                                                   GRANT
 _____________________________________________________________
 Menachem Kenan                       3,436           3,436
 Ofer Bar Or                          2,154           2,154
 Gil Natan                              158             158
 Asaf Somech                            158             158
 Shimon Zigdon                          158             158
 Amnon Hazan                            158             158
 _____________________________________________________________
                          TOTAL       6,222           6,222

                                  EXHIBIT A

                                  APTEL LTD.

                        1996 EMPLOYEE STOCK OPTION PLAN


                            A.  NAME AND PURPOSE

1. NAME: This plan, as amended from time to time, shall be known as the "Aptel 1996 Employee Stock Option Plan" (the "PLAN").

2. PURPOSE: The purpose and intent of the Plan is to provide incentives to employees of APTEL LTD. (the "COMPANY") by providing them with opportunities to purchase Class A Ordinary Shares, nominal value 0.05 New Israeli Shekels each (the "SHARES"), of the Company, pursuant to a plan approved by the Board of Directors of the Company which is designed to benefit from, and is made pursuant to, the provisions of Section 102 of the Israeli Income Tax Ordinance [New Version], 1961, and the rules and regulations promulgated thereunder.

                 B. GENERAL TERMS AND CONDITIONS OF THE PLAN

3.   ADMINISTRATION:

     3.1 The Plan will be administered by the Board of Directors of the Company (the "BOARD") or by a committee appointed by the Board (the "COMMITTEE"), which, if appointed, will consist of such number of Directors of the Company as may be fixed, from time to time, by the Board. If a Committee is not appointed, the term Committee, whenever used herein, shall mean the Board. The Board shall appoint the members of the Committee, may from time to time remove members from, or add members to, the Committee and shall fill vacancies in the Committee however caused.

     3.2 The Committee shall select one of its members as its Chairman and shall hold its meetings at such times and places as it shall determine. Actions taken by a majority of the members of the Committee, at a meeting at which a majority of its members is present, or acts reduced to or approved in writing by all members of the Committee, shall be the valid acts of the Committee. The Committee may appoint a Secretary, who shall keep records of its meetings and shall make such rules and regulations for the conduct of its business as it shall deem advisable.

     3.3 Subject to the general terms and conditions of this Plan, the Committee shall have the full authority in its discretion, from time to time and at any time, to determine (i) the persons ("GRANTEES") to whom options to purchase Shares ("OPTION(S)") shall be granted, (ii) the number of Shares to be covered by each Option, (iii) the time or times at which the same shall be granted, (iv) the price, schedule and conditions on which such Options may be exercised and on which such Shares shall be paid for, and/or (v) any other matter which is necessary or desirable for, or incidental to, the administration of the Plan. In determining the number of Shares covered by the Option to be granted to each Grantee, the Committee may consider, among other things, the Grantee's salary and the duration of the Grantee's employment by the Company.

     3.4 The Committee may, from time to time, adopt such rules and regulations for carrying out the Plan as it may deem necessary. No member of the Board or of the Committee shall be liable for any act or determination made in good faith with respect to the Plan or any Option granted thereunder.

     3.5 The interpretation and construction by the Committee of any provision of the Plan or of any Option thereunder shall be final and conclusive unless otherwise determined by the Board.

4. ELIGIBLE GRANTEES: The Committee, at its discretion, may grant Options to any employee of the Company (including Directors who are employees of the Company). Anything in this Plan to the contrary notwithstanding, all grants of Options to Directors and Office Holders --"Nosei Misra" -- as such term is defined in the Israeli Companies Ordinance (New Version), 1983, as amended from time to time (the "COMPANIES ORDINANCE") -- shall be authorized and implemented only in accordance with the provisions of the Companies Ordinance. The grant of an Option to a Grantee hereunder, shall neither entitle such Grantee to participate, nor disqualify him from participating, in any other grant of options pursuant to this Plan or any other stock option plan of the Company.

5.   GRANT OF OPTIONS AND ISSUANCE OF SHARES IN TRUST; DIVIDEND AND VOTING
     RIGHTS:

     5.1  GRANT OF OPTIONS AND ISSUANCE OF SHARES IN TRUST.

    5.1.1 Subject to Section 7. 1 hereof, the effective date of the grant of an Option (the "DATE OF GRANT") shall be the date specified by the Committee in its determination relating to the award of such Option. The Committee shall promptly give the Grantee written notice (the "NOTICE OF GRANT") of the grant of an Option.

    5.1.2 Anything herein to the contrary notwithstanding, all Options granted under the Plan shall be granted by the Company to a trustee designated by the Board and approved by the Israeli Commissioner of Income Tax (the "TRUSTEE"), and the Trustee shall hold each such Option and the Shares issued upon exercise thereof in trust (the "TRUST") for the benefit of the Grantee in respect of whom such Option was granted (the "BENEFICIAL GRANTEE"). All certificates representing Shares issued to the Trustee under the Plan shall be deposited with the Trustee, and shall be held by the Trustee until such time that such Shares are released from the Trust as herein provided.

    5.1.3 Anything herein to the contrary notwithstanding, no Options or Shares shall be released from the Trust until the later of (i) two (2) years after the Date of Grant, and (ii) the vesting of such Shares pursuant to Section 7.3 hereof (such later date being hereinafter referred to as the "RELEASE DATE").

    5.1.4 Subject to the terms hereof, at any time after the Release Date with respect to any Options or Shares the following shall apply:

      5.1.4.1 Options granted, and/or Shares issued to the Trustee shall continue to be held by the Trustee, on behalf of the Beneficial Grantee. From and after the Release Date, upon the written request of any Beneficial Grantee, the Trustee shall release from the Trust the Options granted, and/or the Shares issued, on behalf of such Beneficial Grantee, by executing and delivering to the Company such instrument(s) as the Company may require, giving due notice of such release to such Beneficial Grantee, provided, however, that the Trustee shall not so release any such Options and/or Shares to such Beneficial Grantee unless the latter, prior to, or concurrently with, such release, provides the Trustee with evidence, satisfactory in form and substance to the Trustee, that all taxes, if any, required to be paid upon such release have, in fact, been paid.

      5.1.4.2 Alternatively, from and after the Release Date, upon the written instructions of the Beneficial Grantee to sell any Shares issued upon exercise of Options, the Trustee shall use its best efforts to effect such sale and shall transfer such Shares to the purchaser thereof concurrently with the receipt, or after having made suitable arrangements to secure the payment of the proceeds, of the purchase price in such transaction. The Trustee shall withhold from such proceeds any and all taxes required to be paid in respect of such sale, shall remit the amount so withheld to the appropriate tax authorities and shall pay the balance thereof directly to the Beneficial Grantee, reporting to such Beneficial Grantee and to the Company the amount so withheld and paid to said tax authorities.

     5.2 DIVIDEND AND VOTING RIGHTS. The Class A Ordinary Shares issued upon the exercise of Options granted under this Plan are entitled to the same rights and privileges of the holders of the Ordinary Shares, except that:

         5.2.1 such Class A Ordinary Shares shall not have any rights to be invited to, or participate in, the Company's general meetings or to vote therein; and

         5.2.2 such Class A Ordinary Shares shall be entitled to share equally, on a per share basis, in such dividends as may be declared by the Board of Directors of the Company only after the holder of each Ordinary Share shall have been paid dividends in an amount equal to twenty (15) US cents (0.15 US dollars) in respect of such Share in each year in which dividends were so declared; and

         5.2.3 upon liquidation or dissolution of the Company, such Class A Ordinary Shares shall be entitled to share equally, on a per share basis, in the assets of the Company legally available for distribution to shareholders, as set forth in the Company's Articles of Association, only after the holder of each Ordinary Share received such assets in an amount equal to, in aggregate, two US dollars and 89 cents ($2.89), in addition to any and all accumulated declared but unpaid dividends, in respect of such Share;

          provided, however, that upon closing of the Company's initial public offering of its securities in Israel or abroad ("IPO") such Shares shall automatically convert to Ordinary Shares of the Company.

          For so long as Shares issued to the Trustee on behalf of a Beneficial Grantee are held in the Trust, any dividends or asset distributions paid or distributed with respect thereto shall be remitted to the Trustee for the benefit of such Beneficial Grantee.

6. RESERVED SHARES: The number of authorized but unissued Shares for purposes of the Plan shall be determined, from time to time, by the Board, and shall be subject to adjustments as provided in Section 11 hereof. All Shares under the Plan, in respect of which the right hereunder of a Grantee to purchase the same shall, for any reason, terminate, expire or otherwise cease to exist, shall again be available for grant through Options under the Plan.

7.   GRANT OF OPTIONS:

     7.1 The Committee in its discretion may award to Grantees Options to purchase Shares in the Company available under the Plan. Options may be granted at any time after the passage of thirty (30) days following the delivery by the Company to the appropriate income tax authorities of a notice pertaining to the appointment of the Trustee and the adoption of the Plan.

     7.2 The Notice of Grant shall state, inter alia, the number of Shares covered thereby, the dates when the Option may be exercised, the exercise price, and such other terms and conditions as the Committee at its discretion may prescribe, provided that they are consistent with this Plan.

     7.3  Without derogating from the rights and powers of the Committee under
          Section 7.2 hereof, unless otherwise specified in the Notice of Grant each Option under the Plan shall be for a term of eight (8) years, and the schedule pursuant to which such Options shall vest, and the Beneficial Grantee thereof shall be entitled to pay for, and acquire, the Shares, shall be such that a third (1/3) of such Options shall vest on each of the first, second and third anniversaries of the Date of Grant.

     7.4 Each Option granted hereunder shall be evidenced by a Grantee Agreement, to be entered into by and between the Company and such Grantee, in the form attached hereto as EXHIBIT A or in such other form and substance as may be approved by the Committee from time to time, which shall incorporate the provisions of this Plan. In the event of any conflict between the terms and conditions of a Grantee Agreement and the terms hereof, the terms hereof shall control.

8. EXERCISE PRICE: The exercise price per Share covered by each Option shall be determined by the Committee in its sole and absolute discretion; provided, however, that such exercise price shall not be less than the nominal value of the Shares into which such Option is exercisable.

9.   EXERCISE OF OPTIONS:

     9.1 Options shall be exercisable pursuant to the terms under which they were awarded and subject to the terms and conditions of the Plan.

     9.2 The exercise of an Option shall be made by a written notice of exercise (the "NOTICE OF EXERCISE") delivered by the Beneficial Grantee (or, with respect to Options held in the Trust, by the Trustee upon receipt of written instructions from the Beneficial Grantee) to the Company at its principal executive office, specifying the number of Shares to be purchased and accompanied by the payment therefor, and containing such other terms and conditions as the Committee shall prescribe from time to time.

     9.3 Anything herein to the contrary notwithstanding, but without derogating from the provisions of Section 10 hereof, if any Option has not been exercised and the Shares covered thereby not paid for within eight (8) years after the Date of Grant (or any shorter period set forth in the Notice of Grant), such Option and the right to acquire such Shares shall terminate, all interests and rights of the Grantee in and to the same shall ipso facto expire, and, in the event that in connection therewith any Options are still held in the Trust as aforesaid, the Trust with respect thereto shall ipso facto expire and the Trustee shall thereafter hold such Options in an unallocated pool until instructed by the Company that some or all of such Options are again to be held in trust for one or more Grantees.

     9.4 Each payment for Shares shall be in respect of a whole number of Shares, and shall be effected in cash or by a cashier's check payable to the order of the Company, or such other method of payment acceptable to the Company.

10.  TERMINATION OF EMPLOYMENT:

     10.1 In the event that a Grantee ceases, for any reason, to be employed by the Company, all Options theretofore granted to such Grantee shall terminate as follows:

     (a) If the Grantee's termination of employment is due to such Grantee's death or "Disability" (as hereinafter defined), such Options (to the extent exercisable at the time of the Grantee's termination of employment) shall be exercisable by the Grantee's legal representative, estate of other person to whom the Grantee's rights are transferred by will or by laws of descent or distribution for a period of six (6) months following such termination of employment (but in no event after the expiration date of such Option), and shall thereafter terminate. For purposes hereof, "DISABILITY" shall mean the inability, due to illness or injury, to engage in any gainful occupation for which the individual is suited by education, training or experience, which condition continues for at least six (6) months.

     (b) If the Grantee's termination of employment is for any other reason, such Options (to the extent exercisable at the time of the Grantee's termination of employment) shall be exercisable for a period of sixty
          (60) days following such termination of employment, and shall thereafter terminate; PROVIDED, HOWEVER, that if the Grantee dies within such sixty-day period, such Options (to the extent exercisable at the time of the Grantee's termination of employment) shall be exercisable by the Grantee's legal representative, estate or other person to whom the Grantee's rights are transferred by will or by laws of descent or distribution for a period of six (6) months following the Grantee's death (but in no event after the expiration date of such Option), and shall thereafter terminate, and, PROVIDED FURTHER, that in the event the employment of a Grantee is terminated by the Company for "cause", as defined hereafter, such Grantee shall not be entitled to exercise any such Options subsequent to the time of delivery of the notice of discharge. For purposes of this Section, "CAUSE" shall include the commitment of a serious breach of trust, including, but not limited to, theft, embezzlement or self-dealing; the prohibited disclosure to unauthorized persons or entities of confidential or proprietary information of or relating to the Company; the engaging by Grantee in any prohibited business competitive to the business of the Company and/or its affiliates; or the failure to perform any of his or her material duties and obligations as an employee of the Company as a result of gross negligence or willful misconduct.

    10.2. Notwithstanding the foregoing provisions of Section 10.1, the Committee may provide, either at the time an Option is granted or thereafter, that such Option may be exercised after the periods provided for in Section 10.1, but in no event beyond the term of the Option.

11.  ADJUSTMENT UPON CHANGES IN CAPITALIZATION OR CHANGE IN CONTROL:

     11.1 Subject to any required action by the shareholders of the Company, the number of Shares covered by each outstanding Option, and the number of Shares which have been authorized for issuance under the Plan but as to which no Options have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option, as well as the price per share of Shares covered by each such outstanding Option, shall be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Shares or the payment of a stock dividend (bonus shares) with respect to the Shares or any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company; PROVIDED, HOWEVER, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to an Option.

     11.2 In the event of the proposed dissolution or liquidation of the Company, the Committee shall notify each Grantee at lease fifteen (15) days prior to such proposed action. To the extent it has not been previously exercised, each Option will terminate immediately prior to the consummation of such proposed action. In the event of a consolidation or the merger of the Company with or into another corporation, each Option shall be assumed or an equivalent option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation.

     11.3 In the event of a "Change in Control" of the Company, as defined below, then the following provisions shall apply:

        11.3.1 For purposes of this Section 11.3, a "Change in Control" means when any person or entity (the "Purchaser") becomes the owner, directly or indirectly, of securities of the Company representing more than 95% of the combined voting power of the Company's then outstanding securities entitled to vote generally in the Company's general meetings.

        11.3.2 Except as otherwise determined by the Board, in its discretion, in the event of an anticipated Change in Control all outstanding Options, to the extent they are exercisable and vested, shall be exercised by the Grantee thereof (otherwise they shall expire) and the underlying Class A Ordinary Shares, together with any Class A Ordinary Shares owned by such Grantee as a result of the earlier exercise of Options granted hereunder, shall be subject to purchase by the Purchaser, which shall be mandatory if the Purchaser purchases more than 95% of the combined voting power of the Company's then outstanding securities entitled to vote generally in the Company's general meetings, on the same terms and conditions on which such Purchaser purchased shares in the Company as part of the Change in Control event, and any unvested Options shall remain in full force and effect except if the terms of such Change in Control provide that the same be exchanged for options of the Purchaser on the terms and conditions set forth therein.

        11.3.3 Notwithstanding anything to the contrary contained herein, in the event of the exercise of an Option, as set forth in Section 11.3.2, the Grantee of such Option shall pay to the Company, as a condition to such exercise, the applicable exercise price, or, at the Grantee's discretion, he shall be entitled to request that the Purchaser shall pay to the Company such exercise price and, upon such request, the Purchaser shall pay to the Company such exercise price and shall deduct the same from the consideration paid to the Grantee for the transfer of the Grantee's shares to the Purchaser.

        11.3.4 The Committee shall determine the specific adjustments to be made under this paragraph 11.3, and its determination shall be conclusive.

12.  NON-TRANSFERABILITY:

     12.1 No Option shall be assignable or transferable by the Grantee to whom granted otherwise than by will or the laws of descent and distribution, and an Option may be exercised during the lifetime of the Grantee only by such Grantee or by such Grantee's guardian or legal representative. The terms of such Option shall be binding upon the beneficiaries, executors, administrators, heirs and successors of such Grantee.

     12.2 No shares purchasable hereunder which were not fully paid for, shall be assignable or transferable by the Grantee. In addition, and without derogating from the rights and powers of the Committee to provide otherwise hereunder, until the closing the IPO, the following provisions shall apply to all transfers of shares of the Company by any of the Grantees or the Trustee on their behalf (the "TRANSFEROR"):

        12.2.1 The Transferors shall sell, assign or transfer (collectively, "TRANSFER") all or any part of the Shares owned by them only in compliance with the terms of this Section 12.2.


        12.2.2 RIGHT OF REFUSAL ON TRANSFERS.

          (a) If at any time any Transferor wishes to Transfer any or all Shares owned by him ("OFFEROR") pursuant to the terms of a bona fide offer received from a third party, he shall submit a written offer (the "OFFER") to sell such Shares (the "OFFERED SHARES") to all other shareholders of the Company other than shareholders solely as a result of grant hereunder or under a similar plan ("OFFEREES") on terms and conditions, including price, identical to those proposed by such third party.

               The Offer shall disclose the identity of the proposed purchaser or transferee, the Shares proposed to be sold or transferred and the agreed terms of the sale or transfer.

          (b) Each Offeree shall have the right to purchase that number of the Offered Shares as shall be equal to the aggregate Offered
               Shares multiplied by a fraction, the numerator of which is the number of Shares then owned by such Offeree and the denominator of which is the aggregate number of Shares then issued and outstanding and held by all of the Offerees (such fraction is hereinafter referred to as the "PRO RATA FRACTION" of each Offeree).

          (c) Each Offeree shall have the right to accept the Offer only as to all of the Pro Rata Fraction. In the event an Offeree does not wish to purchase his Pro Rata Fraction of the Offered Shares, then any other Offeree who so elects shall have the right to purchase, on a pro rata basis with other Offerees who so elect, any Pro Rata Fraction of Offered Shares not purchased by an Offeree. If the Offerees do not elect to purchase all of the Offered Shares, then there shall be no right to purchase Shares pursuant to this Section 12.2.

          (d) Within 14 days from the date of receipt of the Offer, each of the Offerees shall give written notice to the Offeror (the
               "RESPONSE NOTICE") whether he wishes to purchase his Pro Rata Fraction of the Offered Shares, and whether he wishes to purchase, in addition, his applicable Pro Rata Fraction of Offered Shares not purchased by other Offerees, all pursuant to the Proposed Terms. If such Response Notice has not been given by an Offeree within the aforesaid time period, he shall be deemed to have refused to purchase his Pro Rata Fraction of the Offered Shares.

          (e) At the expiration of the said 14 days: (i) if notices of Offerees who expressed their wish to purchase Offered Shares have been received by the Offeror in respect of all of the Offered Shares, the Offered Shares shall be Transferred by the Offeror to such Offerees pursuant to the Proposed Terms; (ii) in the event that the Offerees do not elect to purchase all of the Offered Shares, then such Offered Shares may be Transferred by such Offeror at any time within 90 days thereafter. Any such Transfer shall be not less than the price and upon other terms and conditions, if any, not more favorable to the purchaser than the Proposed Terms. Any Shares not sold within such 90-day period shall continue to be subject to the requirements of a prior offer and right of first refusal pursuant to this Section 12.2.2. In the event of a sale of Shares to any of the Offerees hereunder, each of the Grantees covenants that those Shares transferred by him or her hereunder shall be, when transferred, duly authorized and validly issued, fully paid and nonassessable, free and clear of all mortgages, liens, pledges, charges, security interests, or other claims or encumbrances of any kind whatsoever ("LIENS").

          (f) Anything herein to the contrary notwithstanding, the provisions of paragraphs (a) through (e) above shall not apply to: (a) any transfer of Shares by an Offeror to, or for the benefit of, any member or members of his immediate family (which shall be deemed to include a mother-in-law, father-in-law, brother-in-law and/or sister-in-law); (b) any transfer by an Offeror to a corporation controlled by it. In the event of any such transfer, the transferee of the Shares shall hold the Shares so acquired with all the rights conferred by, and subject to all the restrictions imposed by, this Plan.

          (g) For avoidance of doubt, the foregoing shall not be deemed to restrict the transfer of a Grantee's rights in respect of Option Awards or Shares purchasable pursuant to the exercise thereof upon the death of such Grantee to his estate or other successors by operation of law or will, whose rights therein shall be governed by Section 10.2 hereof.

     12.3 Other than a Transfer permitted hereunder, until the closing of the Company's IPO Grantee shall not grant any warrants, options, or other rights whatsoever with respect to his or her Options granted hereunder, or shares of the Company resulting from the exercise thereof, and shall not pledge, hypothecate, grant security interest, subject to a lien, mortgage or in any other way encumber all or any part of such Options or shares or allow such Options or shares to be under any lien or attachment.

     12.4 The Company shall not register any transfer of Shares not made in accordance with the provisions of this Plan, the Company's Articles of Association and any applicable law.

13.  TERM AND AMENDMENT OF THE PLAN:

     13.1 The Plan was authorized by the Board on __________, 1996, and shall expire on ________ __, 2004 (except as to Options outstanding on that date), but such expiration shall not affect the instructions contained herein or in any applicable law with respect to the Options and Shares held in the Trust at such time of expiration.

     13.2 Subject to applicable laws, the Board may, at any time and from time to time, terminate or amend the Plan in any respect. In no event may any action of the Company alter or impair the rights of a Grantee, without his consent, under any Option previously granted to him.

14. TAX CONSEQUENCES: All tax consequences arising from the grant or exercise of any Option, from the payment for, or the subsequent disposition of, Shares covered thereby or from any other event or act (of the Company or the Grantee) hereunder, shall be borne solely by the Grantee, and the Grantee shall indemnify the Company and the Trustee and hold them harmless against and from any and all liability for any such tax or interest or penalty thereon, including without limitation, liabilities relating to the necessity to withhold, or to have withheld, any such tax from any payment made to the Grantee.

15.  MISCELLANEOUS:

     15.1 CONTINUANCE OF EMPLOYMENT: Neither the Plan nor the grant of an Option thereunder shall impose any obligation on the Company to continue the employment of any Grantee, and nothing in the Plan or in any Option granted pursuant thereto shall confer upon any Grantee any right to continue in the employ of the Company, or restrict the right of the Company to terminate such employment at any time.

     15.2 GOVERNING LAW: The Plan and all instruments issued thereunder or in connection therewith, shall be governed by, and interpreted in accordance with, the laws of the State of Israel.

     15.3 APPLICATION OF FUNDS: The proceeds received by the Company from the sale of Shares pursuant to Options granted under the Plan will be used for general corporate purposes of the Company.

     15.4 MULTIPLE AGREEMENTS: The terms of each Option may differ from other Options granted under the Plan at the same time, or at any other time. The Committee may also grant more than one Option to a given Grantee during the term of the Plan, either in addition to, or in substitution for, one or more Options previously granted to that Grantee. The grant of multiple Options may be evidenced by a single Notice of Grant or multiple Notices of Grant, as determined by the Committee.

     15.5 NON-EXCLUSIVITY OF THE PLAN: The adoption of the Plan by the Board shall not be construed as amending, modifying or rescinding any previously approved incentive arrangement or as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases.

                    APTEL 1996 (NO. 2) EMPLOYEE STOCK OPTION PLAN

                                  GRANTEE AGREEMENT

APTEL LTD.
1 Ha'amanut Street
Netanya 49120


         Re:  GRANT OF OPTIONS

As an employee of APTEL LTD. (the "Company") entitled to receive certain options to purchase shares of the Company, I confirm and undertake as follows:

1. The aforesaid options (the "Options") are granted to me pursuant to the terms and conditions set forth in that certain resolution of the board of directors of the Company dated _________, 1996, adopting the APTEL 1996 (No. 2) Employee Stock Option Plan (the "Plan")

2. The Plan is designed to benefit from, and was made pursuant to, the provisions of Section 102 of the Israeli Income Tax Ordinance [New Version], 1961, and the rules and regulations promulgated thereunder.

3. All tax consequences arising from the grant or exercise of the Options to me, from the payment for, or the subsequent disposition of, Shares covered thereby or from any other event or act (of the Company or of me) under the Plan or hereunder, shall be borne solely by me, and I will indemnify the Company and the Trustee under the Plan and hold them harmless against and from any and all liability for any such tax or interest or penalty thereon, including without limitation, liabilities relating to the necessity to withhold, or to have withheld, any such tax from any payment made to me. I hereby irrevocably authorize the Company to deduct from my salary and any other payment due to me from the Company any amount I owe to the Company hereunder or under the Plan.

4. In connection with Section 11.3 of the Plan I confirm that I have been informed that the company, D.S.P. Semiconductor Ltd. ("Purchaser") and some of the company's shareholders have entered on _____, 1996 into a Share Purchase and Shareholders Agreement (the "DSP Agreement") and an Escrow Agreement appointing an escrow agent (the "Escrow Agreement" and the "Escrow Agent", respectively) under which, among other things, the Purchaser shall have an option (the "Purchaser's Option") to purchase, pursuant to all terms and conditions set form in Section 9 - and, specifically, Section 9.8 - of the DSP Agreement, a copy of which is attached hereto in EXHIBIT A, all of the Shares owned by me as a result of the exercise of Options granted under the Plan. I agree to such provisions and, in the event of the exercise of the Purchaser's Option, I hereby convenant that those Shares transferred by me to the Purchaser thereunder shall be, when transferred, duly authorized and validly issued, fully paid and nonassessable, free and clear of all liens, mortgages, security interests and any other third party rights. In addition, I confirm that under the earlier of: (i) the exercise or expiration of the Purchaser's

    Option, or (ii) the closing of the Company's initial public offering, I shall not be entitled to have the Options, or any underlying shares resulting from their exercise, released or transferred by the Trustee pursuant to Sections 5.1.4.1 or 5.1.4.2 of the Plan, except to the Escrow Agent and on the condition that I, if the same is released by the Trustee, or the transferee, if the same is transferred by the Trustee, shall confirm in writing my or its agreement to be bound by the provisions of the Escrow Agreement as a "Beneficial Owner" thereunder.


                                       ---------------------------


Name of Employee:
                -----------------------

Address:
         ------------------------


ID No.:
        ------------------------

Date:
      ------------------------

                                  APTEL LTD.
                          1 Ha'amnut Street, Netanya


                              Date: _________


_______________
_______________
_______________


Dear Sir/Madam:

We are very happy to inform you that, in deep appreciation of your contribution to the company, the board of directors of Aptel Ltd. (the "Company") has approved the issuance to you of options to purchase Class A Ordinary Shares of the Company pursuant to the terms and conditions set forth in the Aptel 1996 (No. 2) Employee Stock Option Plan (the "Plan"), a copy of which is attached hereto.

Pursuant to the resolution of the board, you will be entitled to _______ options (the "Options"), each exercisable into one Class A Ordinary Share, par value
0.05 New Israeli Shekels, of the Company. The Options shall vest as follows:
_____ Options shall vest immediately upon grant; ____ options shall vest in the future, such that one third (1/3) of such number of Options shall vest on each of the first, second and third anniversaries of the Date of Grant. The exercise price of all such Options shall be US$0.50 per Share.

The grant of the Options hereunder is subject to the terms and conditions of the Plan, including receiving the approval of the Israeli tax authorities thereto and your execution of the Grantee's Agreement, a form of which is also attached hereto.


                                                         Sincerely yours,


                                                         ___________________
                                                         Aptel Ltd.

                        CONVERTIBLE DEBENTURES

1.1 ACCORDING TO THE BOARD RESOLUTION OF APTEL LTD. (THE "Company") DATED
5/30/96:

     (A) Resolved that the Company will issue convertible debentures, according to a conversion rate of US $12.82 for one ordinary share bearing a par value of NIS 1.00, as follows:

                     DEBENTURE HOLDER'S NAME         AMOUNT (US$)
                     -----------------------         ------------
               Dovrat, Shrem Yozma- Polaris Fund          132,334
               Adasha Ltd.                                 30,705
               Al Kanit Ltd.                                6,611
               Dovrat Shrem & Co. LTD                      16,013
               Lidar Ltd.                                  14,337
                             TOTAL                        200,000

     TERMS OF THE DEBENTURE:

     SECURITY: (SECTION 3)

          3.1 The Company shall nominally encumber 1 NIS to the benefit of the investors.

          3.2 The Company shall have the right to sell and/or transfer and/or encumber at any level and/or mortgage at any level any of its assets of any kind, as they are today or will be in the future, or any part of its assets to another or perform any other transaction regarding its assets, without the approval of the investors.

          3.3 Without limiting the generality of the aforementioned, the Company reserves the right to issue any shares, additional debentures or other securities, carrying whatever terms it sees fit that are equal to or inferior to the terms of this debenture.

     REPAYMENT OF THE DEBENTURE: (SECTION 4)

          4.1 In the event that the negotiations with DSP Group concerning DSP's investment in the Company and joint development project with it are successful, and a final agreement is signed between DSP and the Company before the conversion date of the debentures, the Company shall repay the loan received by this debenture in such a way that each investor shall receive from the Company the amount of the principal of the debenture, linked to the US Dollar from the signing date of the debenture to the date of repayment and carrying an annual US Dollar interest rate of LIBOR + 1%. After the date of repayment, this debenture shall be totally void, and will not confer any rights on the investors.

          4.3 The debenture shall be repaid to the investors only if all of the conditions of this section have been fulfilled by the conversion date. Otherwise, the debenture shall automatically be converted to shares of the Company, as described in section 5 below.

          4.4. Despite the aforesaid in section 4.3, in the occurrence of one of the following events before the conversion date, the debenture shall be repaid immediately by the Company:

               4.4.1 Issuance of a temporary or permanent court order for the liquidation of the Company, or a valid decision made to that effect, except for liquidation for the purpose of a merger with another Company or structural changes in Company.

               4.4.2 Appointment of a temporary or permanent receiver for all of the Company's assets or a significant part thereof.

               4.4.3 Realization by other debtors, by court order, of encumbrances on all of the Company's assets or on a significant part thereof.

               4.4.4 Placement of a lien for the securement of a debt greater than US $100,000 on significant assets of the Company, or performance of repossession due to a debt greater than said sum, if the said lien or repossession is not overturned or canceled within 45 days.

               4.4.5  Cessation of activity by the Company.

     CONVERSION OF THIS DEBENTURE INTO SHARES (SECTION 5)

          5.1 If all of the conditions of section 4 have not been fulfilled by the conversion date, the debenture shall be converted automatically and in its entirety into ordinary shares of the Company at the conversion rate of one Ordinary Share, registered in the name of holder and bearing a nominal value of NIS 1.00, for each US $12.82 face value of the debenture.

          5.2 No fractions of shares will be issued; the precise number will be rounded to the nearest whole number.

          5.4 The converted shares will be identical in every way in the rights they confer upon their holders, and will entitle their holders to fully participate in any dividend or other distribution the effective date of which is subsequent to the conversion date.

          5.5 From the conversion date onward this debenture shall be null and void, and shall confer no right on the investor to repayment of the loan.

     ADJUSTMENTS PURSUANT TO ISSUANCE OF BONUS SHARES AND PARTICIPATION IN RIGHTS OFFERING (SECTION 6)

     Between the signature date of this debenture and its conversion date:

          6.1 In the event of issuance of bonus shares, the holder of this debenture will have the right to such bonus shares on the conversion day as if he was an ordinary Shareholder on the day of the distribution of the bonus shares.

          6.2 If after the signature date of this debenture the Company is to offer any form of securities to any of its Shareholders by way of rights, the same offer will stand for holders of this debentures as if they were holders of ordinary shares on the date of the offer.

     MISCELLANEOUS (SECTION 7)

          7.1 The Company will raise its registered capital so that it will have enough ordinary shares of 1 NIS to carry out the conversion of these debentures.

          7.2 The Company will refrain from issuing bonus shares or issuance by way of a rights offering, in a way which may reasonably be expected to bring about issuance of converted shares at a value below the nominal value.

          7.3 If the Company groups the ordinary shares of 1 NIS in its issued capital into shares of a higher value or divides them into shares of a lower value, the number of shares issued to investors on the conversion date will decrease or increase, respectively.

     (SECTION 8) The rights accompanying this debenture may be amended only by consent of all of the investors in this debenture.

     (Section 10) Neither this debenture nor any of the rights conferred by it may be transferred.

     (B) By decision of the Board from March 4 and May 6, 1996, the Company issued to the following Shareholders convertible debentures, at a total value of US $85,000, as follows:

                        DEBENTURE HOLDER'S NAME      AMOUNT (US$)
                        -----------------------      ------------
                     Dovrat, Shrem Yozma- Polaris Fund     53,516
                     Adasha Ltd.                           13,050
                     Al Kanit Ltd.                          2,810
                     Dovrat Shrem & Co. LTD                 6,476
                     Lidar Ltd.                             9,148
                                                            -----
                            TOTAL                          85,000

          Resolved: that the debentures terms would be amended, such that the debentures will be converted immediately to shares of the Company, with the approval of the general assembly of Shareholders.

          ---------------------------------------------------------------------
     (C)  Resolved:

          1. to approve an offer to Shareholders by which the Shareholders would pay to the Company US $2,000,000 in return for shares of the Company, at an estimated Company value of $3,000,000 (before the investment).

          2. that a Shareholder who has accepted this offer may transfer shares in the Company together with the right to purchase shares according to the offer; and if such transfer occurs, the transferee shall enjoy the rights and be bound by the obligations arising from this offer and the transferred shares, according to the notice sent by the transferring Shareholder to the Company.

          3. that a meeting of the general assembly of Shareholders shall be called for the approval of the above two resolutions.

          ----------------------------------------------------------------------
1.2 Offer to Purchase Debentures

1.3  Reply Form from Investor to the Company

1.4  Debenture Agreement (as specified above, 1.1)

1.5 Amendment to the Debenture Agreement ("SECTION 5A"): Debenture Holders are entitled to convert their debentures into shares before the conversion date, upon notice to the Company.

                          EXHIBIT 4.6

                       FOUNDERS AGREEMENT


SUMMARY OF AGREEMENT - APTEL LTD. (hereinafter, the "Company")

The Parties:

     1.   Giltek Industries Ltd.        P.C. 51-185799-7
          (hereinafter, "Giltek")

     2.   Poria Systems (1989) Ltd.     P.C. 51-141649-7
          (hereinafter, "Poria")

     3.   Aptel Ltd.                    P.C. 51-186956-2
          (hereinafter, the "Company")

Date of Agreement:  April 17, 1994


1. GOALS OF THE PARTIES TO THE AGREEMENT: The parties are interested in working together within the framework of a private company, limited by shares, which will be involved in the development, production and marketing of wireless personal communications systems.

2. REGISTERED SHARE CAPITAL: 20,000 shares, nominal value of NIS 1 each, according to the following specifications:

     a. Class A Ordinary Shares (18,000) - provide the following rights: invitation to, participation in and voting at general meetings, participation in profits, receipt of bonus shares, receipt of Company's remaining assets upon dissolution, appointment of directors and their dismissal and substitution.

     b. Class B Ordinary Shares (5,000) - provide the same rights as Class A Ordinary Shares, except for the rights pertaining to the appointment, dismissal and substitution of directors.

     c.   Redeemable Shares (5,000) - the same rights as Class B Ordinary
          Shares.

3.   ISSUED SHARE CAPITAL PRIOR TO THE EXECUTION OF THE PROVISIONS OF THE
     AGREEMENT: 3030 Class A Ordinary Shares held by Giltek, of which 182 shares are held by Giltek in trust for the benefit of M. Cooper Barash and 1 share is held in trust by Giltek Communications for the benefit of Giltek.

4.   ISSUANCE OF SHARES PURSUANT TO THE AGREEMENT:
     Shares will be issued as follows:
     To Poria: 3030 Class A Ordinary Shares

     To the Employees: 345 Class B Ordinary Shares
                       483 Redeemable Shares
                       828 Total for employees, of which 138 shares are held
                           in trust for their benefit.

     Total: 3858 shares which will be issued in this issuance in consideration of payment of the nominal value of the shares.

5. SHARES HELD IN TRUST: Poria shall hold the shares issued to it in trust for the benefit of: Dovrat Shrem - Yozma - Polaris Fund Limited Partnership (hereinafter, "Polaris"), Meir Grener, Ilan Peleg, Giora Eran and Ofer Bar Or (hereinafter, collectively referred as the "Beneficiaries"), at least until the Company's shares are offered to the public. According to the Trust Agreement: Poria shall not exercise any right which it possesses by virtue of the shares, including the appointment of directors, other than according to the prior written instructions of the beneficiary; transfer of shares shall be implemented according the beneficiary's demand; monies paid for the shares will be transferred to the beneficiary, and Poria shall not be responsible for any action which it takes in accordance with the provisions of the Trust Agreement. Poria is responsible for the fulfillment of all of the obligations of the trustees in accordance with the agreement.

6. TRANSFER OF SHARES SUBJECT TO RIGHT OF FIRST REFUSAL: A transfer of shares by any of the parties will only be implemented after the shares are offered to the other parties pro-rata to their holdings in the Company. If the parties refuse to purchase the offered shares, then the shares may be transferred to a third party on condition that such party accepts the obligations of the transferor according to this agreement, subject to the approval of the Board of Directors.

7. ADOPTION OF RESOLUTIONS AT GENERAL MEETINGS: Resolutions which are not special require a majority of 75% of those who are participating in the vote, either on their own behalf or by an attorney in fact.

8. APPOINTMENT OF A DIRECTOR: Ownership of at least a 12.5% block of the issued Class A Ordinary Shares entitles one to appoint a director (for the purpose of creating the block, the holdings of several shareholders may be aggregated). The appointing shareholder (or the assignee in connection with the relevant shares) is entitled to dismiss the director.

9. THE BOARD OF DIRECTORS: The Board of Directors will be comprised of a maximum of 8 directors. Each director may appoint a substitute for himself. The first chairman of the Board of Directors will be a person who is recommended by Giltek (for one year from the date of execution of the agreement). The second chairman will be a person recommended by Poria
     (for the following year), and alternately in accordance with and subject to the ratio of the holdings between Giltek and Poria. The chairman will not have a casting vote. Regarding voting by the Board of Directors, each director will have that number of votes equal to the number of Class A Ordinary Shares on account of which he has been appointed. Resolutions will be accepted by a regular majority, other than vital decisions which require 75% of the voting power of the board of Directors which relate to, among other things, the issuance of shares and the approval of share transfers, broadening of the Company's operations, distributions of profits, acquisition of shares, entering into non-standard transactions and taking on non-standard obligations and employing senior employees.

10. ASSETS: The assets of the Company also include all of Giltek's and Poria's knowledge in the field of the Company's operations, which knowledge has been transferred to the Company.

11.  INVESTMENTS AND FINANCING:

     a. The Company owes a debt to Giltek in the amount of $400,000 for the expenses of Giltek and Giltek Communications Ltd. on behalf of the Company for the period of September 1, 1993 - December 31, 1993, including a loan by Giltek to the Company in the amount of $46,000.

     b.   Poria shall pay $400,000 to the Company as a shareholders' loan.

     Both of the loans will be in Shekels, linked to the index, and will bear annual linked interest of 3%. They will be repaid pro-rata, taking the Company's cash flow into consideration and according to the procedures and calculations set forth in the agreement.

     c. Subsequent to the approval of the agreement by Giltek Communications, the expenses and investments made by Giltek and Poria in the period from January 1, 1994 through the date of the approval will be repaid to them with the addition of financing costs in the amount of 3%.

     d. The parties undertake that until financing is obtained for the Company (private placement, public offering or receipt of credit), they will invest in the Company on a pro-rata basis, by providing shareholders' loans and/or guarantees and/or capital investment.

     e. Subsequent to the obtainment of financing, $400,000 will be paid to Giltek and $100,000 to Poria + VAT, for expenses, starting up, promoting the project, preparation of a business plan and other investments made during the course of 1992-1993.

     f. Regarding shares which will be issued to employees, these shareholders will not be required to participate in the financing of the Company until the Company does a private or public issuance or an amount equal to $1.6 million is invested in the Company.

     g. A party which does not invest, other than the employees as stated above, will have its share of the share capital diluted (however, there will be no claims or suits against it due to not investing). A party that invests will be issued additional Class A Ordinary Shares commensurate with its investment.

     h. The distribution of profits will be made after the repayment of the shareholders' loans and the removal of the guarantees and the security which were provided to or for the benefit of the Company.

12. OPTION REGARDING ADDITIONAL SHARE ISSUANCES: Polaris will have an option to acquire up to an additional 1,232 Class A Ordinary Shares of the Company solely in consideration for the payment of their nominal value, for a period of three years from the date of the execution of the agreement or until the Class A Ordinary Shares are transferred from Poria to the Beneficiaries, whichever is earlier. It can exercise the option all at once or in several pieces, by written notice together with a check in the amount of the exercise price. If bonus shares are issued by the Company, then the number of shares which it requested to exercise will increase in accordance therewith and the price will be adjusted. At the time that the option is exercised, the Company will issue shares to all the rest of the shareholders in the Company at the time of the exercise, excluding Poria or its transferees, of the same type which they hold at the time of the issuance, in an amount which will prevent dilution, in consideration of payment of their nominal value.

13. NON-COMPETITION, CONFIDENTIALITY AND LOYALTY: The parties undertake not to compete with the business of the Company, either directly or indirectly, so long as they own or are entitled to receive at least 5% of the issued shares and for a period of one year thereafter. This undertaking will not fully apply to Polaris. The parties undertake not to disclose to others trade and commercial secrets which will be revealed to them about each other or the Company, due to their joint work within the framework of the Company. These undertakings also apply to the Beneficiaries. Also, the parties undertake to act loyally as regards the Company, by keeping confidential its trade secrets, operations and business.

14. FINANCIAL REPORTS: Financial reports and other reports will be provided to the parties, taking into consideration that Giltek is a public company and its shares are traded on the Tel-Aviv Stock Exchange.

15. ARBITRATION: Disagreements in connection with the agreement will be brought before an agreed upon arbitrator for final resolution.

16. BECOMING A PUBLIC COMPANY: If the Board of Directors of the Company decides to become a public company, then the parties will cooperate with the Company for such purpose; and also in the case where a company which is a party to the agreement or a company which is controlled by a party to the agreement decide to issue shares to the public. In the case of the issuance of the Company's shares to the public, an option is given to one of the employees who will receive shares as described above, Menachem Keinan, of 138 Class B Ordinary Shares at a price discount of 20%, which will be determined according to the effective value of the Company at that time.

17. RIGHTS TO LISTING OF SHARES AFTER A PUBLIC OFFERING IN THE US: After the Company makes an offering as described above, the Company's shareholders are entitled to demand, in writing, the listing of the Ordinary Shares which were issued but which are not listed, in accordance with the 1933 Securities Act, as amended (hereinafter, the "Act"). The Company shall do everything in its ability, in accordance with the Act, in order to list those shares which it was asked to list, on the condition that the Company will not be obligated to do more than two listings in any fiscal year. The Company is obligated to list the shares for incidental trade.

18. CONDITION PRECEDENT TO THE AGREEMENT: The agreement is conditioned upon the approval of the Board of Directors, the audit committee, and the general meeting of Giltek Communications Ltd., within 45 days from the date of execution of the agreement.

19. MODIFICATION OF THE AGREEMENT: Modification of the Agreement or a waiver of the fulfillment of any of its provisions requires a document signed by the parties.

20.  ALL PRE-EXISTING AGREEMENTS BETWEEN THE PARTIES ARE VOID.

                                  EXHIBIT 4.7

              Agreements regarding Voting and Transfer of Shares




As set forth in the Company's Articles of Association

                        EXHIBIT 4.10

             FINANCIAL STATEMENTS OF THE COMPANY

                     (December 31, 1995)




                         APTEL LTD.
                    FINANCIAL STATEMENTS
                   AS OF DECEMBER 31, 1995




                          Contents


       PAGE
       ----

        2                                      Auditor's Report
                          Financial Statements in Adjusted NIS:
       3-4                                        Balance Sheet
        5                               Income (Loss) Statement
        6          Statement on Changes in Shareholder's Equity
       7-8                              Statement of Cash Flows
       9-15                       Notes to Financial Statements

                         APTEL LTD.
                BALANCE SHEET IN ADJUSTED NIS
                     AS OF DECEMBER 1995




                  As of December 31
          ---------------------------------
             1994                  1995       Note
             ----                  ----       ----
              NIS                   NIS
                                                                   CURRENT ASSETS
            96,288                  612,307             Cash and Cash Equivalents
            59,146                  165,115     3             Accounts Receivable
          ----------            -----------
           155,434                  777,422
          - - - - -             - - - - - -

                                                4                    FIXED ASSETS
           764,370                1,054,005                                  Cost
           (68,491)                (173,770)                    Less Depreciation
          ----------            -----------
           695,879                  880,235
          - - - - -             - - - - - -
           851,313                1,657,657
          ----------            -----------
          ----------            -----------

                         APTEL LTD.
                BALANCE SHEET IN ADJUSTED NIS
                     AS OF DECEMBER 1995
                         (CONTINUED)





                  As of December 31
        ------------------------------------

             1994                  1995      Note
             ----                  ----      ----
             NIS                   NIS
             ---                   ---

                                                                CURRENT LIABILITIES

              ---                     6,900          Short-term Credit From Banking
                                                                       Institutions
              ---                   261,167      6    Short-term Loans From Related
                                                                            Parties
           268,918                  376,639          Supplies and Service Providers
           396,629                  465,836                        Accounts Payable
        ----------              -----------
           665,547                1,110,542
        - - - - - -              - - - - - -
        - - - - - -              - - - - - -
              ---                    37,937      5    LIABILITIES FOR SEVERANCE PAY
        - - - - - -              - - - - - -
        - - - - - -              - - - - - -
         3,797,133                     ---               LOANS FROM RELATED PARTIES
        - - - - - -              - - - - - -
                                                                SHAREHOLDERS EQUITY
             8,138                   31,174      7                  Nominal Capital
              ---                 7,585,218                         Capital Surplus
        (3,619,505)              (7,107,214)                       Accumulated Loss
        -----------              -----------
        -----------              -----------
        (3,611,367)                 509,178



           851,313                1,657,657
        -----------              -----------
        -----------              -----------







             ____________________________         ____________________________

                          General Manager                          Director

                         APTEL LTD.
                   INCOME (LOSS) STATEMENT
             IN ADJUSTED NIS AS OF DECEMBER 1995



      For Period Ending     For Year Ending
     -------------------   -----------------
                    December 31
     ---------------------------------------
            1994                  1995           Note
            ----                  ----           ----

             NIS                   NIS
             ---                   ---


         1,696,182              1,914,051         12                                 R&D Expenses
           698,918              1,530,606                     General, Selling and Administrative
              ---                  43,117                                          Other Expenses
                                                   9     Related Party Expenses for Period Before
         1,120,743                                                     Commencement of Operations
         3,515,843              3,487,774                             Loss Before Financial Costs
     - - - - - - - - - -   - - - - - - - - -
           103,662                    (65)                      Net Financial Expenses (Revenues)
     -------------------   -----------------
         3,619,505              3,487,709                                         Loss For Period
     -------------------   -----------------
     -------------------   -----------------

                             APTEL LTD.
             STATEMENT OF CHANGES IN SHAREHOLDERS EQUITY
                 IN ADJUSTED NIS AS OF DECEMBER 1995




                       Accumulated        Capital           Nominal
           Total         Losses           Surplus           Capital
----------------------------------------------------------------------

            8,138            ---             ---             8,138           Issuance of Shares
       (3,619,505)     (3,619,505)           ---              ---               Loss for Period
------------------     -----------       ---------         --------
       (3,611,367)     (3,619,505)           ---             8,138       BALANCE AS OF 12/31/94
        7,608,254            ---         7,585,218          23,036           Issuance of Shares
       (3,487,709)     (3,487,709)           ---              ---               Loss for Period
------------------     -----------       ---------         --------
          509,178      (7,107,214)       7,585,218          31,174       BALANCE AS OF 12/31/95
------------------     -----------       ---------         --------
------------------     -----------       ---------         --------

                         APTEL LTD.
                   STATEMENT OF CASH FLOW
                     AS OF DECEMBER 1995




               As of December 31
       -----------------------------------
           1994                 1995
           ----                 ----
                                                             CASH FLOW FROM CURRENT OPERATIONS
        (3,619,505)          (3,487,709)                                       Loss for Period
           752,431              296,644          Required Adjustments for Presentation of Cash
       -------------       ---------------
        (2,867,074)          (3,191,065)                  Net Cash Uses for Current Operations
       - - - - - - -       - - - - - - - -


                                                            CASH FLOW FROM INVESTMENT ACTIVITY
          (764,370)            (419,871)                              Purchase of Fixed Assets
              ---                67,397                     Proceeds From Sale of Fixed Assets
       -------------       ---------------
          (764,370)            (352,474)                 Net Cash Used for Investment Activity
       - - - - - - -       - - - - - - - -
                                                            CASH FLOWS FROM FINANCIAL ACTIVITY
              ---                 6,900                Increase in Short-term Credit From Bank
             8,138            1,453,772                   Net Proceeds From Issuance of Shares
              ---               261,167               Short-term Loans From Interested Parties
         3,719,594            2,337,719                          Loans From Interested Parties
       -------------       ---------------
         3,727,732            4,059,558                       Net Cash From Financial Activity
       - - - - - - -       - - - - - - - -
            96,288              516,019                                       Increase in Cash
              ---                96,288                    Cash Balance at Beginning of Period
       -------------       ---------------
            96,288              612,307                          Cash Balance at End of Period
       -------------       ---------------
       -------------       ---------------


                        EXHIBIT 4.12

               MATERIAL DEBTS AND LIABILITIES
                     AS OF JUNE 30, 1996

--------------------------------------------------------------------
Accumulative
  Balance       Income        Expense     Description      Date
--------------------------------------------------------------------
                179,201.15          Balance              6/9/96
                               Checks to be Sent        5/10/96
  137,968.15                  41,233.00
  134,341.15                   3,627.00
  124,354.15                   9,987.00
  101,905.15                  22,449.00
   86,071.15                  15,834.00
   78,043.15                   8,028.00
   75,044.15                   2,999.00
   71,366.72                   3,677.43
   60,858.72                  10,508.00
   46,747.22                  14,111.50
                               Outstanding Checks        6/8/96
   46,446.52                     300.70
   46,280.27                     166.25
   46,136.27                     144.00
   37,011.27                   9,125.00
   21,785.27                  15,226.00
   15,753.92                   8,031.35
                                Bills to be Paid        6/10/96
    9,247.55                      6,506
    8,475.55                     772.00
    6,720.55                   1,755.00
      720.55                   6,000.00
   -6,632.85                   7,353.00
   -8,965.85                   2,333.00
  -27,732.85                  18,767.00
  -29,732.85                   2,000.00
  -31,742.07                   2,009.22
  -39,163.07                   7,421.00
  -40,288.07                   1,125.00
  -44,744.07                   4,456.00
  -48,650.02                   3,905.95
  -55,650.02                   7,000.00
--------------------------------------------------------------------

--------------------------------------------------------------------
Accumulative
  Balance       Income        Expense     Description      Date
--------------------------------------------------------------------
  -57,090.02                   1,440.00
  -59,437.87                   2,347.85
  -59,931.87                     494.00
  -60,114.87                     183.00
  -61,255.87                   1,141.00
  -61,739.87                     484.00
  -62,061.87                     322.00
  -62,580.87                     519.00
  -64,048.87                   1,468.00
  -64,279.87                     231.00
  -67,993.87                   3,714.00
  -69,241.87                   1,248.00
  -73,225.87                   3,984.00
  -75,461.87                   2,236.00
  -86,505.87                  11,044.00
  -89,040.87                   2,535.00
  -99,033.87                   9,993.00
  -99,325.87                     292.00
 -100,553.87                   1,228.00
 -102,792.87                   2,239.00
 -114,250.87                  11,458.00
 -116,026.87                   1,776.00
 -116,158.87                     132.00
 -121,309.87                   5,151.00
 -122,074.87                     765.00
 -123,578.87                   1,504.00
 -124,163.87                     585.00
 -134,130.87                   9,967.00
 -137,130.87                   3,000.00
 -153,418.87                  16,288.00
 -170,107.87                  16,689.00
                              Employment Benefits
 -186,910.87                  18,803.00
 -211,983.87                  25,073.00
 -268,941.87                  56,958.00
 -307,729.60                  38,787.73
 -----------                  ---------
 -----------                  ---------
 -307,729.60                 488,930.75    6/31/96    Total Expended

                 160,000.00                        Open Orders
                                                Debt to Suppliers
                     10,039                                           10/7/96
                     15,119
                      1,341
                        670
                        875
                        454
                        160
                        140
                      4,731
                  11,458.00
                  ---------
                  ---------
                  44,986.60            7/31/96      Expected Supplier Expenses

                                  EXHIBIT 4.15

                           DEBTS TO INTERESTED PARTIES

1. Debt to Dovrat, Shrem/Yozma-Polaris Fund(Bridge Loan) dated April 1, 1996, in the amount of US$50,000.

2. Allocation of Debentures Issued March 14, 1996 ($85,000) and May 8, 1996 ($200,000) as described in Exhibit 4.4.

3. Debt to Dovrat, Shrem/Yozma-Polaris Fund (Bridge Loan) dated June 5, 1996, in the amount of US$100,000.

                                  EXHIBIT 4.16
                            PERSONAL PROPERTY; LIENS

1. List from the Income Tax Authority of Aptel's depreciable assets. Income Tax file number: 511869562, for the 1995 tax year.

------------------------------------------------------------------------------------------------------------------------------------
ASSETS                              ORIGINAL      CHANGES        DEPRE-        DEPRECIATION  TOTAL         TOTAL        DEPRECIABLE
                                    PRICE         THIS YEAR      CIABLE        DEMANDED      ACCRUED       DEPRE-       REMAINDER
                                                                 ASSETS        THIS YEAR     DEPRE-        CIATION
                                                                                             CIATION
------------------------------------------------------------------------------------------------------------------------------------
EQUIPMENT, GEN. (TOTAL)             $1200         $0             $1200          $120         $42           $162          $1038
EQUIPMENT, ELECTRONIC (TOTAL):      363218        3179           366397         54544        32324         86868         279529

COMPUTERS (TOTAL):                  139034        44074          183108         33833        12794         46627         136481

AUTOMOBILES (TOTAL):                0 (Sold)      0              0              5005         0             0             0

FURNITURE (TOTAL):                  42598         19191          61789          3003         1416          4419          57370

ELECTRONIC EQUIPMENT -
CHIEF SCIENTIST (TOTAL):            0             170543         170543         3717         0             3717          166826

COMPUTERS - CHIEF
SCIENTIST (TOTAL):                  0             172823         172823         9227         0             9227          163596

TOTAL:                              $546050       $409810        $955860        $109443      $46576        $151020       $804840
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------


   ___________________________________________________________________________


2. List of Encumbrances on Gilteks Assets, from the Registrar of Companies, dated January 28, 1996.

               Summary of Encumbrances of Company No. 51-186956-2:
                 ----------------------------------------------
                       Number of Unlimited Encumbrances: 3
                      Number of Liquidated Encumbrances: 2

ENCUMBRANCE NO. 1:   Created: Jan. 9, 1995    Liquidated: April 23, 1995
ENCUMBRANCE NO. 2:   Created: Jan. 22, 1995   Liquidated: Aug. 16, 1995

ENCUMBRANCE NO. 3:   Created: Aug. 21, 1995    Registered: Aug. 25, 1995
     -  Guaranteed Sum:       Unlimited
     -  Description:          Debenture
     -  Creditor/ Trustee: Albar Financial Services Ltd.,
        Co. Number 51-202589-1
     - Encumbered Assets: Peugot #47-125-04 and Mazda #91-278-04, including all accessories.
     - Special Terms: May not be encumbered or transferred without Creditor's approval.

ENCUMBRANCE NO. 4:   Created: Oct. 20, 1995    Registered: Oct. 27, 1995
     -  Guaranteed Sum:       Unlimited
     -  Description:          Debenture
     -  Creditor/ Trustee: Albar Financial Services Ltd.,
        Co. Number 51-202589-1
     -  Encumbered Assets: Mazda #97-606-09.
     - Special Terms: May not be encumbered or transferred without Creditor's approval.

ENCUMBRANCE NO. 5:   Created: Oct. 20, 1995    Registered: Oct. 27, 1995
     -  Guaranteed Sum:       Unlimited
     -  Description:          Debenture
     -  Creditor/ Trustee: Albar Financial Services Ltd.,
        Co. Number 51-202589-1
     -  Encumbered Assets: Mitsubishi Super Lancer #81-756-20.
     - Special Terms: May not be encumbered or transferred without Creditor's approval.


--------------------------------------------------------------------------------
3.   Accounts Regarding Lease-Sell Deals with Albar Financial Services.

     ACCOUNT DATED DECEMBER 31, 1995:
               -  Peugot 205 #47-125-04
               -  Number of Monthly Installments: 60
               -  Total Cost: $34,451.00
               -  Duration of Lease: 61 Months
               -  Currency: NIS, as attached to Consumer Index
               -  Paid: NIS 3,340.00 + VAT and Index attachment
               -  Lease Balance Remaining: $36,740.00
               -  Estimated Real Lease Balance Remaining: $38,422.29

     ACCOUNT DATED DECEMBER 31, 1995:
               -  Peugot 205 #47-414-804
               -  Number of Monthly Installments: 60
               -  Total Cost: $35,429.00
               -  Duration of Lease: 60 Months
               -  Currency: NIS, as attached to Consumer Index
               -  Paid: NIS 2,748.00 + VAT and Index attachment
               -  Lease Balance Remaining: $38,472.00

               -  Estimated Real Lease Balance Remaining: $40,004.62

     ACCOUNT DATED  DECEMBER 31, 1995:
               -  Mitsubishi Super Lancer #81-762-20
               -  Number of Monthly Installments: 60
               -  Total Cost: $70,211.00
               -  Duration of Lease: 61 Months
               -  Currency: NIS, as attached to Consumer Index
               -  Paid: NIS 4,086.00 + VAT and Index attachment
               -  Lease Balance Remaining: $77,634.00
               -  Estimated Real Lease Balance Remaining: $80,726.74

     ACCOUNT DATED DECEMBER 31, 1995:
               -  Mitsubishi Super Lancer #81-756-20
               -  Number of Monthly Installments: 60
               -  Total Cost: $73,670.00
               -  Duration of Lease: 61 Months
               -  Currency: NIS, as attached to Consumer Index
               -  Paid: NIS 4,287.00 + VAT and Index attachment
               -  Lease Balance Remaining: $81,453.00
               -  Estimated Real Lease Balance Remaining:  $84,697.87

     ACCOUNT DATED DECEMBER 31, 1995:
               -  Mazda 323 #91-278-09
               -  Number of Monthly Installments: 60
               -  Total Cost: $49,584.00
               -  Duration of Lease: 61 Months
               -  Currency: NIS, as attached to Consumer Index
               -  Paid: NIS 4,810.00 + VAT and Index attachment
               -  Lease Balance Remaining: $52,910.00
               -  Estimated Real Lease Balance Remaining:  $55,332.69

     ACCOUNT DATED DECEMBER 31, 1995:
               -  Mazda 323 #97-606-09
               -  Number of Monthly Installments: 60
               -  Total Cost: $48,288.00
               -  Duration of Lease: 60 Months
               -  Currency: NIS, as attached to Consumer Index
               -  Paid: NIS 2,811.00 + VAT and Index attachment
               -  Lease Balance Remaining: $53,409.00
               -  Estimated Real Lease Balance Remaining:  $54,867.56

                                  EXHIBIT 4.17

                              INTELLECTUAL PROPERTY


1. Although the Agreement itself refers in section 4.17.1. to a list of intellectual property in Exhibit 4.17, such exhibit does not contain such list.

                                     EXHIBIT 4.18

                                 MATERIAL AGREEMENTS

    1. Agreement, dated January 1995, between Dovrat-Shrem, Chaim Rainer, Menachem Keenan, Giora Eren, Ofer Bar-Or and Aptel Ltd.


    2.  Loan Agreement, dated January 22, 1995, between Dovrat-Shrem and Aptel
Ltd.

    3. Agreement between Dovrat-Shrem, Aptel Ltd., Giltek Industries Ltd., Poria Systems and Polaris Fund L.P. dated January 22, 1995.

    4. Memorandum of Understanding between Nippon Electric Corporation ("NEC") and Aptel Ltd., dated March 8, 1996.

    5. Non-Disclosure Agreement between Aptel Ltd. and NEC Corporation, dated August 28, 1995.

    6. Memorandum of Agreement between Utilicom, Inc. and Aptel Ltd., dated September 13, 1995.

    7. Sale Contract between Chi Investment and Development, Ayalot Asset Investments (Natanya) 1993 Ltd. and Giltek Communications Ltd., dated December 20, 1993.

    8. Certificate of Approval from the Ministry of Commerce and Industry, Office of the Chief Scientist, dated December 7, 1995.

    9. Non-Disclosure and Non-Use Agreement between Aptel Ltd. and Groupe-Acces Communications, dated November 21, 1995.

    10. ASIC Development Agreement between Sharp Electronics (Europe) GmbH and Aptel, dated January 8, 1996.

    11. Non-Disclosure and Non-Use Agreement between Multitone Communications International and Aptel Ltd., dated November 23, 1995.

    12. Lease-Sell Agreement between Aptel Ltd. and Alber Financial Services Ltd., dated August 17, 1995.

    13. Lease-Sell Agreement between Aptel Ltd. and Alber Financial Services Ltd., dated June 21, 1995.

    14. Lease-Sell Agreement between Aptel Ltd. and Alber Financial Services Ltd., dated August 25, 1995.

    15. Lease-Sell Agreement between Aptel Ltd. and Alber Financial Services Ltd., dated September 12, 1995.

    16. Lease-Sell Agreement between Aptel Ltd. and Alber Financial Services Ltd., dated June 21, 1995.

    17.  Purchase Orders:

         17.1    Utilicom, dated January 23, 1995;
         17.2 Yossi Ben-Yoseph Engineering Services, dated November 26, 1995, January 6, 1996, January 28, 1996 and January 29, 1996; and
         17.3    Hewlett Packard, dated February 1, 1996.

                                  EXHIBIT 4.19

                               INSURANCE POLICIES

Ararat Insurance Co., Policy No. 1029002913/95:

     Content Insurance:     480,000 NIS
     Burglary/Robbery:      200,000 NIS
     Building:              600,000 NIS
     Third Party:           1,500,000 NIS
     Employer Liability:    15,000,000 NIS
     Electronic Office
     Equipment:             10,000 NIS
     Earthquakes:           847,000 NIS
     Storms/Floods/etc.:    1,180,400 NIS

                                  EXHIBIT 4.23

                                   LITIGATION

1. A suit was filed against Aptel by Dror Agasi, a person with whom the Company had connections in the past, for the amount of US $10,764. A Request for the Right to Defend was delivered, and set for hearing on July 7, 1996, at the Netanya Lower Court. Negotiations have begun between the sides.

2. Nexus has, in a letter dated November 1, 1994 from Nexus's Israeli Attorney Eran Ilan, alleged that Aptel Ltd. has used commercial secrets which it allegedly exposed to Giltek, and that in so doing Aptel has infringed upon Nexus's rights.

     The allegations refer to agreements between Giltek and Nexus at the end of 1992 regarding possible cooperation in the development of an Automatic Vehicle Location (AVL) System for the location of stolen cars.

     After negotiations with Nexus failed, Giltek decided to develop a two-way paging ("beeper") system, which would broadcast in wide spectrum through up-link and thus be exempt from licensing in the United States. To this end, Giltek turned to Poria Systems (1989) Ltd., ("Poria"), for assistance in the technical development of the system; and for the purpose of this common activity a joint company was formed--Aptel. In April 1994 an Agreement of Cooperation was signed between Aptel, Poria, and Giltek (The "Founders Agreement"). Poria holds independent knowledge in the area of wide-spectrum broadcasting and direct sequence.

     Aptel's development works on a direct sequence system, and as such is different, according to patent and other public documents, from the technology used by Nexus (alternating sequence). Aptel believes the information used by it was independently developed in cooperation with Poria, and that no such secret information of commercial value as alleged by Nexus exists, was transferred to Giltek, or was used by Aptel.

                                  EXHIBIT 4.27


                               Required Consents



1. Approval of the General Meeting of the Shareholders

2. The absence of the exercise of any of the shareholders' preemptive rights

                                 EXHIBIT 4.31

                                 SUBSIDIARIES






Aptel Communication Services (1996) Ltd.

                                    EXHIBIT 7.1


                    RESOLUTION OF SHAREHOLDERS; AMENDED ARTICLES


                                   RESOLUTION:

1. Invitation to a Special Meeting of the General Assembly of the Company:

     On the agenda:
     a) special resolution regarding spliting each share of par value 1 NIS to twenty shares of par value 0.05 NIS each;
     b) special resolution regarding replacement of the Articles of Association;
     c) appointment of directors;
     d) appointment of accountants; and
     e) approval of the Company's entrance into the Share Purchase and Shareholders Agreement with DSP Semiconductors Ltd. and others.

2. Minutes of the above Special Meeting of the General Assembley:
     Resolved:
     a) to approve special resolution of (a) above;
     b) to appoint Rani Kalish, Eyal Kishon Sharyahu Shapira, Yigal Kochavi and Eli Eylon as directors;
     c) to appoint Doron and Co. as accountants to the Company and to authorize the Board of Directors to decide the conditions of their employment; and
     d) to authorize the Share Purchase and Shareholders Agreement with DSP Semiconductors Ltd. and others.


                   THE COMPANIES ORDINANCE [NEW VERSION], 5743-1983

                             A COMPANY LIMITED BY SHARES


                              ARTICLES OF ASSOCIATION OF


                                     APTEL  LTD.


INTERPRETATION; GENERAL

1.  In these Articles, unless the context otherwise requires:

    1.1  The "Company" means the company whose name is set forth above.

    1.2  The "Directors" means the Board of Directors of the Company.

    1.3 The "Law" means the Ordinance and any other law that shall be in effect from time to time with respect to companies and that shall apply to the Company.

    1.4  The "Memorandum" means the Memorandum of Association of the Company.

    1.5  The "Office" means the registered office of the Company.

    1.6  The "Ordinance" means the Companies Ordinance [New Version], 5743-
         1983.

    1.7 The "Register" means the Register of Members that is to be kept pursuant to the Ordinance's provisions.

    1.8 A "Shareholder" or "Member" shall mean any person or entity that is the owner of a share or shares in the Company, as registered in the Register.

    1.9 These "Articles" shall mean the Articles of Association of the Company, as shall be in force from time to time.

    1.10 "Writing" or any term of like import includes words typewritten, printed, painted, engraved, lithographed, photographed or represented or reproduced by any mode of reproducing words in a visible form, including telex, facsimile, telegram, cable or other form of writing produced by electronic communication.

2. Subject to the aforesaid, in these Articles, words and expressions defined in the Memorandum of Association of the Company shall have the meanings defined therein, and all other terms used herein and not otherwise defined herein shall have the meanings defined in the Ordinance, as in effect on the day on which these Articles become binding on the Company.

3. The articles in the Second Schedule to the Ordinance shall not apply to the Company.

4. Headings to Sections herein are for convenience only, and shall not affect the meaning or interpretation of any provision hereof.

PRIVATE COMPANY

5.  The Company is a private company, and therefore:

    5.1 The right to transfer shares is restricted in the manner hereinafter provided;

    5.2  The number of members of the Company is limited to fifty (50);

    5.3 Any invitation to the public to subscribe for any shares or debentures of the Company is prohibited.


CAPITAL

6. The authorized share capital of the Company shall be NIS 150,000 (One Hundred Fifty Thousand New Israeli Shekels), divided into 2,550,000 Ordinary Shares of NIS 0.05 par value each and 450,000 Class A Ordinary Shares of NIS 0.05 par value each.

7. The holders of Ordinary Shares are entitled to receive notices of, and to attend, general meetings of the Shareholders; to one vote for each Share held at all Shareholders' meetings for all purposes, and to share equally, on a per share basis and in preference to the Class A Ordinary Shares as set forth below, in such dividends as may be declared by the Board of Directors out of funds legally available therefor, and upon liquidation or dissolution - in the assets of the Company legally available for distribution to shareholders after payment of all debts and other liabilities of the Company (in each case, proportionally to the number of Ordinary Shares outstanding and the amounts paid by Shareholders on account of their Shares, if not paid in full, before calls for payment were made).

8. The holders of the Class A Ordinary Shares are entitled to the same rights and privileges of the holders of the Ordinary Shares, except that:

    8.1 such Class A Ordinary Shares shall not have any rights to be invited to, or participate in, the Company's general meetings or to vote therein; and

    8.2 such Class A Ordinary Shares shall be entitled to share equally, on a per share basis, in such dividends as may be declared by the Board of Directors only after the holder of each Ordinary Share has been paid dividends in an amount equal to twenty (15) US cents (0.15 US dollars) in respect of such Share in each year in which dividends were so declared; and

    8.3 upon liquidation or dissolution of the Company, such Class A Ordinary Shares shall be entitled to share equally, on a per share basis, in the assets of the Company legally available for distribution to shareholders, as aforesaid, only after the holder of each Ordinary Share received such assets in an amount equal to, in aggregate, two US dollars and 89 cents ($2.89), in addition to any and all accumulated declared but unpaid dividends, in respect of such Share;

    provided, however, that upon closing of the Company's initial public offering of its securities in Israel or abroad such Class A Ordinary Shares shall automatically convert to Ordinary Shares of the Company.

SHARES

9. Subject to the provisions of these Articles, the unissued shares of the Company shall be at the disposal of the Directors who may without limiting or affecting any rights previously conferred on the holders of any existing shares or class of shares offer, allot, grant options over or otherwise dispose of shares to such persons, at such times and upon such terms and conditions as the Company may by resolution of Directors determine.

10. The Company may issue shares having the same rights as the existing shares, or having preferred or deferred rights, or rights of redemption, or restricted rights, or any other special right in respect of dividend distributions, voting, appointment or dismissal of Directors, return of share capital, distribution of Company's property, or otherwise, all as determined by the Company from time to time by a special resolution, subject to the provisions of its Memorandum and without infringing on any special right previously granted to a Shareholder.

11. Subject to the provisions of the Ordinance, the Memorandum and these Articles, the Company may issue redeemable shares and redeem them.

12. The Company may issue from time to time share warrants whose terms and conditions shall be determined by the Board of Directors.

13. No funds belonging to the Company may be used for the purpose of acquiring shares in the Company or for granting loans that will be secured by shares in the Company. However, nothing herein contained shall prohibit redemption of redeemable shares or the transactions permitted under Section 139 of the Ordinance.

14. The Company shall be permitted to pay any person a commission, not exceeding the maximum amount permitted under the Ordinance, in consideration of his subscribing or agreeing to subscribe (whether absolutely or conditionally) for shares in the Company.

15. At the time of issuance of shares for the purposes of obtaining money to pay for the cost of equipment or of setting up an enterprise or building which is not expected to produce a profit during an extended period of time, the Company may pay interest on the paid-up portion of such share capital for that period, and to charge the amount paid as interest on the capital as part of the price paid for the equipment or the setting up of the enterprise or building, all pursuant to the conditions set forth in
    Section 140 of the Ordinance.

16. The Company shall not be bound to recognize any equitable, contingent, future or partial interest in any share or any other right whatsoever in any share other than an absolute right to the entirety thereof in the registered holder.

17. If two or more persons are registered as joint holders of a share:

    17.1 They shall be jointly and severally liable for any calls or any other liability with respect to such share. However, with respect to voting, power of attorneys and furnishing of notices, the one registered first in the Register shall be deemed to be the sole owner of the share unless all the registered joint holders notify the Company in writing to treat another one of them as the sole owner of the share.

    17.2 Each one of them shall be permitted to give receipts binding all the joint holders for dividends or other moneys or property received from the Company in connection with the share and the Company shall be permitted to pay all the dividend or other moneys or property due with respect to the share to one or more of the joint holders, as it shall choose.



LIEN

18. The Company shall have a lien and first pledge on every share that was not paid up in full, in respect of money due to the Company on calls for payment or payable at fixed times, whether or not presently payable, or the fulfillment and performance of the obligations and commitments to which the Company is entitled in respect of the share. The lien on a share shall also apply to dividends and other distributions payable on it. The directors may exempt any share, in full or in part, temporarily or permanently, from the provisions of this Section.

19. The Company may sell any share on which it has a lien in any manner the Directors see fit, but such share shall not be sold before the date of payment of the amount in respect of which the lien exists, or the date of fulfillment and performance of the obligations and commitments in consideration of which the lien exists, has arrived, and until 14 days have passed after written notice has been given to the registered holder at that time of the share, or to whoever is entitled to it upon the registered owner's death or bankruptcy, demanding payment of the amount against which the lien exists, or the fulfillment and performance of the obligations and commitments in consideration of which the lien exists, and such payment or fulfillment and performance have not been made.

20. The net proceeds of the sale shall be applied in payment of the amount due to the Company or the fulfillment and performance of the obligations and commitments as aforesaid in the preceding Section, and the remainder, if any, shall be paid to whoever is entitled to the share on the day of the sale, subject to a lien on amounts the date of payment of which has not yet arrived, similar to the lien on the share before its sale.

21. After the execution of a sale of pledged shares as aforesaid, the Directors shall be permitted to sign or to appoint someone to sign a deed of transfer of the sold shares and to register the purchaser's name in the Register as the owner of the shares so sold, and it shall not be the obligation of the buyer to supervise the application of the purchase price nor will his right in the shares be affected by any fault or error in the procedure of sale. The sole remedy of one who has been aggrieved by the sale shall be in damages only and against the Company exclusively.

CALLS FOR PAYMENT

22. A Member, whether he is the sole holder of shares or holds the shares together with another person, shall not be entitled to receive dividends nor to use any other right a Member has unless he has paid all the calls by the Company that shall be made from time to time.

23. The directors may make calls for payment from Members of the amount not yet paid up on their shares as the Directors shall see fit, provided that the Company gives the Member prior notice of at least 14 days on every call and that the day of payment set forth in such notice be not less than one month after the last call for payment. Each Member shall pay the amount called to the Company on the date and at the place prescribed in the Company's notice.

24. The joint holders of a share shall be jointly and severally liable to pay the calls for payment on such share in full.

25. If the amount called is not paid by the prescribed date, the person from whom it is due shall be liable to pay such index linkage differentials and interest as the Directors shall determine, from the date on which payment was prescribed until the day on which it is paid, but the Directors may forego the payment of such linkage differentials or interest, in whole or in part.

26. Any amount that, according to the conditions of issuance of a share, must be paid at the time of issuance or at a fixed date, whether on account of the par value of the share or premium, shall be deemed for the purposes of these Articles to be a call for payment that was duly made. In the event of non-payment of such amount all the provisions of these Articles shall apply in respect of such amount as if a proper call for its payment has been made and an appropriate notice thereof given.

27. At the time of issue of shares the Directors may make arrangements that differentiate between shareholders, in respect of the amounts of calls for payment, their dates of payment or the rate of interest.

28. The Directors may, if they think fit, accept from any Member for his shares any amount of money the payment of which has not yet been called and paid, and to pay him (i) interest for that advance until the day on which payment of that amount would have been due had he not paid it in advance, at a rate agreed between the Company and such Member, and (ii) any dividends that may be paid for that part of the shares for which the Member has paid in advance.


FORFEITURE OF SHARES

29. If a Member fails to pay any call or installment of a call on the day appointed for payment thereof, the Directors may, at any time thereafter during such time as any part of such call or installment remains unpaid, serve a notice on him requiring payment of so much of the call or installment as is unpaid, together with any interest which may have accrued and any expenses that were incurred as a result of such non-payment.

30. The notice shall specify a date not less than 7 days from the date of the notice, on or before which the payment of the call or installment or part thereof is to be made together with interest and any expenses incurred as a result of such non-payment. The notice shall also state the place the payment is to be made and that in the event of non-payment at or before the time appointed, the share in respect of which the call was made will be liable to forfeiture.

31. If the requirements of any such notice as aforesaid are not complied with, any share in respect of which the notice has been given may at any time thereafter, before the payment required by the notice has been made, be forfeited by a resolution of the Directors to that effect. The forfeiture shall apply to those dividends that were declared but not yet distributed with respect to the forfeited shares.

32. A share so forfeited shall be deemed to be the property of the Company and can be sold or otherwise disposed of, on such terms and in such manner as the Directors think fit. At any time before a sale or disposition the forfeiture may be canceled on such terms as the Directors think fit.

33. A person whose shares have been forfeited shall cease to be a Member in respect of the forfeited shares, but shall notwithstanding remain liable to pay to the Company all moneys which, at the date of forfeiture, were presently payable by him to the Company in respect of the shares, but his liability shall cease if and when the Company receives payment in full of the nominal amount of the shares.

34. The forfeiture of a share shall cause, at the time of forfeiture, the cancellation of all rights in the Company and of any claim or demand against the Company with respect to that share, and of other rights and obligations between the share owner and the Company accompanying the share, except for those rights and obligations which these Articles exclude from such a cancellation or which the Law imposes upon former Members.

35. A declaration in writing by two Directors that a share in the Company has been duly forfeited on the date stated in the declaration shall be conclusive evidence of the facts therein stated against all persons claiming to be entitled to the share. That declaration, together with the receipt of the Company for the consideration, if any, given for the share on the sale or disposition thereof, shall constitute gootitle to the share. The person to whom the share is sold or disposed of shall be registered as the holder of the share and shall not be bound to see to the application of the purchase money, if any, nor shall his title to the share be affected by any irregularity of invalidity in the proceedings in reference to the forfeiture, sale or disposal of the share.

36. The provisions of these Articles as to forfeiture shall apply in the case of non-payment of any sum which, by the terms of issue of a share, becomes payable at a fixed time, whether on account of the par value of the share or by way of premium, as if the same had been payable by virtue of a call duly made and notified.


TRANSFER OF SHARES

37. Any transfer of shares in the Company shall require the consent of the Directors, which shall not be unreasonably withheld.

38. Each transfer of shares shall be made in writing in the form appearing hereinbelow, or in a similar form, or in any form approved by the Directors from time to time:

         "Share Transfer Deed

         I, _____________ , of __________________, for valuable
         consideration paid to me by ______________ of ___________________ ("Transferee"), do hereby transfer to the Transferee _____ share(s), par value NIS 1 each, numbered ________ to _________ (inclusive), in the company called _________________ to hold unto the Transferee, his executors, administrators and assigns, subject to the same terms and conditions on which I held the same at the time of the execution hereof; and I, the said Transferee, do hereby agree to take the said share(s) subject to the aforesaid terms and conditions.

         In witness whereof we have hereunto set our hands this ____ day of _______, ____.



         ___________________             _________________

         Transferee                      Transferor"



         ___________________             _________________

         Witness                         Witness

    Such form shall be executed both by the transferor and transferee, and delivered to the Office together with the transferred share certificates, if share certificates have been issued with respect to the shares to be transferred, and any other proof of the transferor's title that the Directors may require. The share transfer deed with respect to a share that has been fully paid may be signed by the transferor only. A deed of transfer that has been registered, or a copy thereof, as shall be decided by the Directors, shall remain with the Company; any deed of transfer that the Directors shall refuse to register shall be returned, upon demand, to the person who furnished it to the Company, together with the share certificate, if furnished.

39. The transferor shall be deemed to remain a holder of the shares until the name of the transferee is entered into the Register in respect thereof.

40. The Company may impose a fee for registration of a share transfer, at a reasonable rate as may be determined by the Directors from time to time.

41. The Register shall be closed for a period of 14 days before every ordinary general meeting of the Company and at other dates and for such other periods as are determined by the Directors from time to time, provided, however, that the Register shall not be closed for a total of more than 30 days in any calendar year.

42. Upon the death of a Member, the remaining partners, in the event that the deceased was a partner in a share, or the administrators or executors or heirs of the deceased, in the event the deceased was the sole holder of the share or was the only one of the joint holders of the share to remain alive, shall be recognized by the Company as the sole holders of any title to the shares of the deceased. However, nothing aforesaid shall release the estate of a joint holder of a share from any obligation to the Company with respect to the share that he held in partnership.

43. Any person becoming entitled to a share as a consequence of the death or bankruptcy or liquidation of a Member shall, upon such evidence being produced as may from time to time be required by the Directors, have the right either to be registered as a Member in respect of the share, or, instead of being registered himself, to transfer such share to another person, in either instance subject to the Directors' power hereunder to refuse or delay registration as they would have been entitled to do if the deceased or the bankrupt had transferred his share before his death or before his bankruptcy, and subject to all other provisions hereof relating to transfers of shares.

44. A person becoming entitled to a share because of the death of a Member shall be entitled to receive, and to give receipts for, dividends or other payments paid or distributions made, with respect to the share, but shall not be entitled to receive notices with respect to company meetings or to participate or vote therein with respect to that share, or to use any other right of a Member, until he has been registered as a Member with respect to that share.

CHANGING SHARE RIGHTS

45. If at any time the share capital is divided into different classes of shares, the Company may, unless otherwise provided by the terms of issue of the affected shares, change, convert, broaden, add or vary in any other manner the rights, advantages, restrictions or provisions related to or unrelated at that time to one or more of the classes, if it received the consent in writing of the holders of three fourths of the issued shares of the affected class, or if sanctioned by a special resolution adopted by a separate special general meeting of the holders of those shares; the provisions of these Articles regarding general meetings shall apply, mutatis mutandis, to such separate special general meeting, but the required quorum shall be at least two Shareholders who own one third of the issued shares of the affected class, or their proxies.



MODIFICATION OF CAPITAL

46. The Company may, from time to time, by special resolution:

    (a) consolidate and divide its share capital or a part thereof into shares of greater value than its existing shares;

    (b) cancel any shares which have not been purchased or agreed to be purchased by any person;

    (c) by subdivision of its existing shares, or any of them, divide the whole, or any part, of its share capital into shares of lesser value than is fixed by the Memorandum, subject, however, to the provisions of Section 144 of the Ordinance, and in a manner so that with respect to the shares created as a result of the division it will be possible to grant to one or more shares a right of priority, preference or advantage with respect to dividend, capital, voting or otherwise over the remaining or similar share;

    (d) reduce its share capital, and any fund reserved for capital redemption, in the manner that it shall deem to be desirable, and in particular to use the rights, all or a part thereof, contained in section 151 of the Ordinance;

    (e) increase its share capital, regardless of whether or not all of its shares have been issued, or whether the shares issued have been paid in full, by the creation of new shares, divided into shares in such par value, and with such preferred or deferred or other special rights (subject always to the special rights conferred upon any existing class of shares), and subject to any conditions and restrictions with respect to dividends, return of capital, voting or otherwise, as shall be directed by the special resolution.

47. The Company shall have the right, by a special resolution in a general meeting, to set out regulations with respect to issuance and allotment of other types of securities, aside from shares, including but without derogating from the generality of the above, debentures, options and warrants, and to determine that the aforesaid shall be convertible at a specified rate or some other predetermined formula. Absent such regulations, the Directors shall be authorized to issue and allot such other types of securities to such persons, at such times and upon such terms and conditions as the Company may by resolution of Directors determine.

48. Subject to any provision to the contrary in the resolution authorizing the increase in share capital pursuant to these Articles, the new share capital shall be deemed to be part of the original share capital of the Company and shall be subject to the same provisions with reference to payment of calls, liens, title, forfeiture, transfer and otherwise as apply to the original share capital.


CONVERSION OF SHARES TO STOCK

49. The Directors may, with the prior approval of the Company in a general meeting, convert paid up shares into stock and to reconvert stock into paid up shares of any par value.

50. A holder of stock may transfer it, in whole or in part, in the same manner and in accordance with the same regulations, or as closely as possible to them under the circumstances, under which it was possible, before their conversion, to transfer the shares from which the stock was created; however, the Directors may fix a minimum amount of stock that can be transferred, and they may forbid or restrict transfers of parts of that minimum, provided that the minimum be no larger than the par value of the shares from which the stock was created.

51. Holders of stock shall, in proportion to the stock they hold, have the same privileges and advantages, in regard to dividends, voting at meetings of the Company and other matters, as if they were owners of the shares of which the stock was created, but whoever holds a part of the stock out of shares that do not give their owners a certain right shall not enjoy that right by virtue of the stock, provided that the right to profits and the Company's dividends is maintained.

52. The Company's regulations concerning paid up shares shall also apply to stock, and accordingly the terms "share" and "shareholders" shall include stock and stock holder.


GENERAL MEETINGS

53. A general meeting shall be held once in every year, at such place and time as may be prescribed by the Directors but in any event not being more than fifteen months after the last preceding general meeting. The aforesaid general meetings shall be called ordinary general meetings; all other general meetings shall be called extraordinary general meetings.

54. The Directors, whenever they think fit, may, and upon a demand in writing by members holding at least ten percent of the paid-up share capital as provided for in Section 109 of the Ordinance - shall, convene an extraordinary general meeting. Every such demand shall include the objects for which the meeting should be convened, shall be signed by those making the demand (the "Petitioners") and shall be delivered to the Office. The demand may contain a number of documents similarly worded each of which is signed by one or more of the Petitioners. If the Directors do not convene a meeting within 21 days from the date of the delivery of the demand as aforesaid, the Petitioners may convene by themselves an extraordinary general meeting upon 7 days' notice to all shareholders; if two months have passed since the date of the delivery of the demand, however, such a meeting shall not be held.

55. Notices of general meetings shall be given as follows:

    55.1 A prior notice of at least 7 days (not including the day of delivery but including the day of the meeting) of any general meeting shall be given with respect to the place, date and hour of the meeting and the nature of every subject on its agenda.

    55.2 In the event that a special resolution is to be proposed at a general meeting, a prior notice of at least 21 days (not including the day of delivery but including the day of the meeting) shall be given with respect to such meeting.

    55.3 The notice shall be given as hereinafter provided to the Members entitled pursuant to these Articles to receive notices from the Company.

    55.4 Non-receipt of a notice given as aforesaid shall not invalidate the resolution passed or the proceedings held at that meeting.

    55.5 With the consent of all the Members who are entitled at that time to receive notices, it shall be permitted to convene meetings and to resolve all types of resolutions, upon shorter notice or without any notice and in such manner, generally, as shall be approved by the Members.


PROCEEDINGS OF GENERAL MEETINGS

56. Subject to the provisions of these Articles, the function of the general meeting shall be to receive and to deliberate with respect to the profit and loss statements, the balance sheets, the ordinary reports and the accounts of the Directors and auditors; to declare dividends, to appoint auditors and to fix their salaries. Every other matter shall be deemed to be special, and shall be discussed at an extraordinary general meeting.

57. No matter shall be discussed at a general meeting unless a quorum is present at the time when the general meeting starts its discussions. Two Members present, personally or by proxy, who hold or represent 33% of the voting rights in the Company, shall be deemed to be a quorum.

58. If within half an hour from the time appointed for the meeting a quorum is not present, the meeting, if convened upon the demand of Members, shall be dissolved; in any other case, it shall stand adjourned to the same day in the next week at the same place and time, or any other day, hour or place as the Directors shall notify the Members, so long as the adjourned meeting is neither less than 7 nor more than 14 days from the time of the original meeting. If a notice of the adjourned meeting has been given to the Members, and quorum is not present at the adjourned meeting within half an hour from the time appointed for the meeting, any Member present personally or by proxy, holding at least 15% of the voting rights in the Company, shall be a quorum, and shall be entitled to deliberate and to resolve in respect of the matters for which the meeting was convened.

59. The chairman of the Board of Directors shall preside as chairman at all general meetings. If there is no chairman, or if he is not present within 15 minutes from the time appointed for the meeting, or if he shall refuse to preside at the meeting, the Members present shall elect one of the Directors to act as chairman, and if only one Director is present, he shall act as chairman. If no Directors are present, or if they all refuse to preside at the meeting, the Members present shall elect one of the Members present to preside at the meeting.

60. The chairman may, with the consent of any meeting at which a quorum is present, and shall - if so directed by such meeting, adjourn the meeting from time to time and from place to place, as the meeting shall decide. If the meeting shall be adjourned for 14 days or more, a notice shall be given of the adjourned meeting as in the case of an original meeting. Except as aforesaid, no Member shall be entitled to receive any notice of an adjournment or of the business to be transacted at the adjourned meeting. At an adjourned meeting, no matters shall be discussed except for those which could properly have been discussed at the meeting which decided upon the adjournment.


VOTE BY MEMBERS


61. Every resolution put to a vote at a meeting of shareholders shall be decided by a show of hands, unless before or upon the declaration of the result of the show of hands a count of votes is demanded by any Members present. Unless a count of votes is demanded as aforesaid, the chairman's declaration of the result of the show of hands shall be final, and an entry to that effect in the minute book of the Company shall be conclusive evidence of the fact, without the necessity of proving the number or proportion of the votes recorded in favor or against such a resolution.

    A special resolution of the general meeting of the Shareholders shall require a majority of 75% of the participating votes. Except with respect to a special resolution, and subject to any provision in this regard in the Ordinance requiring a higher majority, a resolution shall be deemed to be adopted at a general meeting if it received a majority of the parvotes; provided, however, that until the earlier of: (i) in respect of the rights of Purchaser (as defined below) hereunder - it ceases to hold at least 20% of the outstanding share capital of the Company; (ii) in respect of the rights of the Existing Shareholders (as defined below) hereunder - they cease to hold collectively at least 20% of the outstanding share capital of the Company, or (iii) the closing of an initial public offering of the Company's securities, the Company shall not take any of the following decisions or actions except if the Minority (as defined below), voting as a separate class, voted in favor of such decision or consented to such action:

    61.1 Approving any transaction with any Interested Party (as defined below) or in which an Interested Party has a personal interest.

    61.2 Liquidation, dissolution or winding-up the business of the Company.

    61.3 Appointment of accountants to the Company.

    For purposes hereof: the term "Purchaser" means D.S.P. Semiconductors Ltd.; the term "Existing Shareholders" means Dovrat Shrem/Yozma Polaris Fund L.P., Dovrat Shrem & Co. Ltd., Leader Underwriters Ltd., Adasha Yizum Proyektim (Tel Aviv) Ltd., El Kanit Development Ltd., Menachem Kenan and Ofer Bar Or; the term "Interested Party" means any (i) director, office holder or shareholder of the Company, (ii) any person which is a director, office holder or shareholder in any of the above, (iii) any person which directly, or indirectly through one or more intermediaries, "Controls", or is Controlled by, or is under common Control with, any of the above, or
    (iv) any "Family Member" of any of the above (the capitalized terms herein shall have the meanings ascribed to them in the Israeli Securities Law of
    1968); and the term "Minority" means the Purchaser - before it holds 51% of the Company's share capital, or the Existing Shareholders - after the Purchaser holds 51% of the Company's share capital, provided, however, that if the term "Minority" refers herein to the Existing Shareholders or any of them, clause 61.3 shall not apply to the appointment of an established firm in Israel which is associated with an international firm of accountants and auditors.

62. If a count of votes is duly demanded, it shall be taken in such manner as the chairman directs, and the results of the count shall be deemed to be a resolution of the meeting wherein the vote was demanded.

63. At a vote by show of hands, every member present in person or by proxy shall have one vote.

64. At a vote by count of votes, each Member present at a meeting, personally or by proxy, shall be entitled, subject to and without derogating from any rights or restrictions existing at that time with respect to a certain class of shares forming part of the capital of the Company, to one vote for each share held by him; provided that no Member shall be permitted to vote at a general meeting or to appoint a proxy to vote therein unless he has paid all calls for payment and all moneys due to the Company from him with respect to his shares.

65. If the number of votes for and against is equal, whether by show of hands or by count of votes, the chairman of the meeting shall have no casting vote, and the resolution proposed shall be deemed rejected.

66. In the case of joint holders of a share, the vote of the senior holder who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders. The appointment of a proxy to vote on behalf of a share held by joint holders shall be executed by the signature of the senior of the joint holders. For the purposes of this Section, seniority shall be determined by the order in which the names of the joint holders stand in the Register of Members.

67. An objection to the right of a Member or a proxy to vote in a general meeting must be raised at such meeting or at such adjourned meeting wherein that person was supposed to vote, and every vote not disqualified at such a meeting shall be valid for each and every matter. The chairman of the meeting shall decide whether to accept or reject any objection raised at the appointed time with regard to the vote of a Member or proxy, and his decision shall be final.

68. A Member of unsound mind, or in respect of whom an order to that effect has been made by any court having jurisdiction, may vote, whether on a show of hands or by a count of votes, only through his legal guardian or such other person, appointed by the aforesaid court, who performs the function of a representative or guardian. Such representative, guardian, or other person may vote by proxy.

69. A Member of the Company which is a corporation shall be entitled, by a decision of its board of directors, or by a decision of a person or other body, according to a resolution of its board of directors, to appoint a person who it shall deem fit to be its representative at every meeting of the Company. The representative appointed as aforesaid shall be entitled to perform on behalf of the corporation he represents all the powers that the corporation itself might perform as if it were a person.

70. In every vote a Member shall be entitled to vote either personally or by proxy. A proxy present at a meeting shall also have the same right as a Member to request a count of votes. A proxy need not be a Member of the Company.

71. A letter of appointment of a proxy, power of attorney or other instrument pursuant to which the appointee is acting shall be in writing. An instrument appointing a proxy, whether for a specific meeting or otherwise, may be in the following form or in any other similar form prescribed by the
    Directors:

         "I, _______________, of ____________________ , a Member
         holding shares in _______________ Ltd. hereby appoint _____________ of __________________ as my proxy to vote in my name and place at the [ordinary, extraordinary, adjourned
         - as the case may be] general meeting of the Company to be held on _________, and at any adjournment thereof.

         In witness whereof signed by me this day of ______, ____ .


         __________________
                                  Appointor's Signature"

    Such instrument or a copy thereof shall be deposited at the Office, or at such other place as the Directors may direct from time to time, at least 48 hours before the time appointed for the meeting or adjourned meeting wherein the person referred to in the instrument is appointed to vote, otherwise that person shall not be entitled to vote that share. An instrument appointing a proxy which is not limited in time shall expire 12 months after the date of its execution; if the appointment shall be for a limited period, whether in excess of 12 month or not, the instrument shall be for the period stated therein.

72. A vote pursuant to an instrument appointing a proxy shall be valid notwithstanding the death of the appointor, or the appointor becoming of unsound mind, or the cancellation of the proxy or its expiration in accordance with any law, or the transfer of the shares with respect to which the proxy was given, unless a notice in writing of any such event was received at the Office before the meeting took place.

73. A Member is entitled to vote by a separate proxy with respect to each share held by him, provided that each proxy shall have a separate letter of appointment containing the serial number of share(s) with respect to which such proxy is entitled to vote. If a specific share is included by the holder in more than one letter of appointment, that share shall not entitle any of the proxy holders to a vote.

74. Subject to the provisions of any Law, a resolution in writing signed by the holder or holders of shares, entitling their holders to a majority, or, as the case may be, 75% of the voting rights of the shares outstanding at that time, and entitled to vote with respect to such shares at general meetings, or a resolution as aforesaid agreed upon by telex, telegram or facsimile, and in each case - after a copy of which has been sent to all Sharehand any required consent pursuant to Section 61 has been received, shall have the same validity as any ordinary resolution or special resolution, as applicable, carried in a general meeting of the Company duly convened and conducted for the purpose of passing such a resolution. If all the shareholders shall consent in writing, or by telex, telegram, or facsimile to any action to be taken by the shareholders, such action shall be as valid as though it had been unanimously authorized at a duly convened general or extraordinary meeting of the shareholders.


DIRECTORS

75. The number of the members of the Board of Directors shall be five.

76. The directors shall be elected and appointed by the general meeting of the shareholders.

77. If any member of the Board of Directors is not elected or appointed, or if the office of any member of the Board of Directors is vacated, the other members of the Board of Directors may act in every way and manner provided for under these Articles and the Law as long as their number does not fall below the quorum required by these Articles for a Board of Directors' meeting. If their number does fall below the number required for a quorum, they shall not be permitted to act.

78. Any Director may appoint a substitute to himself (the "Substitute"), pursuant to the following provisions:

    78.1 Any person, whether or not a member of the Board of Directors, may serve as a Substitute. One person may serve as the substitute for a number of Directors.

    78.2 The appointment or removal of a Substitute shall be done in a written document, signed by the Director who appointed him. The document shall be furnished to the Company.

    78.3 A substitute shall have, in addition to his vote, if he himself is a member of the Board of Directors, the number of votes equal to the number of Directors for whom he is serving as a Substitute.

    78.4 A Substitute shall have, subject to the provisions of the instrument by which he was appointed, all the powers and authorities that the Director for whom he is serving as Substitute has, and in the event the Substitute is himself a Director, such powers and authorities shall be in addition to his powers as a member of the Board of Directors and shall not in any way derogate therefrom. A Substitute shall be subject to all the duties and obligations of a member of the Board of Directors under these Articles or the Law.

    78.5 The office of a Substitute shall be automatically vacated if his appointment is terminated by the Director who appointed him in accordance with these regulations, or upon the occurrence with respect to the Substitute of one of the events described in Section 82 or, if the office of the member of the Board of Directors with respect to whom he serves as a Substitute shall be vacated for any reason whatsoever.

79. A Director may appoint any person as his proxy, to vote on his behalf at any meeting of the Directors, pursuant to the following provisions:

    79.1 The appointment of a proxy shall be in writing signed by the Director making the appointment. Such writing shall be furnished to the Company. A proxy shall not be entitled to vote in place of the Director who appointed him at a meeting of the Directors in which such Director is present.

    79.2 A Director that has appointed a proxy shall be entitled to revoke the proxy at any time by a written document signed by the Director and submitted to the Company. The appointment of a proxy shall be automatically vacated upon the occurrence of any of the events that would result in the automatic vacation of the office of a Substitute, as set forth in the preceding Section.

    79.3 If a Director has duly appointed both a Substitute and a proxy with respect to any meeting of the Directors, then only the person appointed as a proxy shall be entitled to act on behalf of the Director at said meeting.

80. A Director shall not be required to hold qualifying shares in the Company.

81. A Director may hold another paid position or function, except as auditor, in the Company, or in any other company of which the Company is a shareholder or in which the Company has some other interest, or that has an interest in the Company, together with his position as a Director, upon such conditions with respect to salary and other matters as determined by the Directors.

82. Subject to the provisions of these Articles, or to the provisions of an existing contract, the tenure of office of a Director shall automatically be terminated upon the occurrence of one of the following:

    82.1 If he becomes bankrupt;

    82.2 If he is declared insane or becomes of unsound mind;

    82.3 If he resigns by an instrument in writing delivered to the Company.

    82.4 With his death;

    82.5 With the liquidation of the Company;

83. The Directors' remuneration shall be set from time to time at the Company's general meeting. In addition, the Directors, their Substitutes and proxies shall be entitled to reimbursement of their reasonable expenses for travel, board and lodging that have been expended in the course of their performance of their duties as Directors, including actual and reasonable travel expenses to and from Board of Directors' meetings, all as decided by the general meeting. If one of the Directors shall perform services or tasks aside from his regular duties as a Director, whether as a result of his particular profession or by a trip or stay abroad or otherwise, the Directors may decide to pay him a special wage. Such a wage may be paid by way of salary, commission, participation in profits or otherwise, and shall be in addition to his regular fee, if there is any, or in place thereof, as shall be decided.



POWERS AND DUTIES OF DIRECTORS

84. The management of the business of the Company shall be vested in the Board of Directors, and they may pay all expenses incurred in connection with the establishment and registration of the Company as they shall see fit. They shall be entitled to perform all of the Company's powers and authorities, and to perform in its name all the acts that it is entitled to do pursuant to the Memorandum and/or these Articles and/or any Law, except for those acts which pursuant to Law or these Articles are vested in the general meeting of the Company, and subject to any provision in Law, or in these Articles, or the regulations that the Company shall adopt by special resolution in its general meeting (insofar as they do not contradict the Law or these Articles). However, any regulation adopted by the Company in its general meeting as aforesaid shall not affect the legality of any prior act of the Directors that would be legal and valid but for that regulation.

85. Without limiting the generality of the preceding provision, the Directors may from time to time, in their discretion, borrow or secure the payment of any sum of money for the purposes of the Company, and they may raise or secure the repayment of such sum of sums in such manner, at such times and upon such terms and conditions in all respects as they think fit, and, in particular, by the issue of bonds, perpetual or redeemable debentures, debenture stock, or any mortgages, charges, or other securities on the whole or any part of the property of the Company, both present and future, including its uncalled capital for the time being and its called but unpaid capital.


FUNCTIONS OF THE DIRECTORS

86. The Directors may meet in order to transact business, to adjourn their meetings or to organize them otherwise as they shall deem fit.

87. Quorum for meetings of the Board of Directors shall be 3 Directors, present personally or by proxy. Notwithstanding the above, if written notice of more than 7 days has been given of a board meeting, specifying the issues on the meeting's agenda, and such meeting is not quorate, such meeting may be postponed for the same day and time one week later, and, if written notice has been given of the adjourned meeting, quorum for meeting shall be two Directors.

88. The Directors may delegate any of their powers to committees; the provisions of these Articles applying to the Board of Directors shall apply, mutatis mutandis, to any such committee.

89. Members of the Board of Directors may participate in a meeting of the Board of Directors by means of a conference telephone call or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section shall constitute presence in person at such meeting.

90. Subject to any resolution to the contrary adopted by the Board of Directors, any Director may at any time call a Board of Directors' meeting and the Chairman shall call such a meeting upon such request.

91. Any notice of a Board of Directors' meeting can be given orally, by telephone, in writing, or by telegram, facsimile or telex. Notice shall be given at least 7 days before the time appointed for the meeting, unless all of the Directors at that time agree to a shorter notice, or waive notice altogether.

92. Issues raised before all meetings of the Board of Directors shall be decided by majority vote, provided, however, that until the earlier of: (i) in respect of the rights of Purchaser hereunder - it ceases to hold at least 20% of the outstanding share capital of the Company; (ii) in respect of the rights of the Existing Shareholders hereunder - they cease to hold collectively at least 20% of the outstanding share capital of the Company, or (iii) the closing of an initial public offering of the Company's securities, the Company shall not take any of the following decisions or actions except if at least one director designated by the Minority voted in favor of or consented to such decision or action (provided, however, that if the term Minority refers herein to the Existing Shareholders or any of them, clause 92.1 hereof shall not apply):

    92.1 Approval of a material deviation from the Company's current business plan.

    92.2 Merger with or consolidation into any corporation, firm or entity.

    92.3 Sale, lease, or other disposition of all or substantially all of the Company's assets.

    92.4 Approving any transaction with any Interested Party or in which an Interested Party has a personal interest.

    92.5 Appointment of any committee of the Board of Directors.

    92.6 Making a material change in the business of the Company.

    All capitalized terms used herein shall have the meaning ascribed to them in Section 61.

93. A resolution in writing signed or agreed to in writing or by telephone, telex or facsimile by all of the Directors shall be valid for every purpose as a resolution adopted at a Board of Directors' meeting that was duly convened and held. In place of a Director the aforesaid resolution may be signed and delivered by his Substitute or his proxy or his Substitute's proxy.

94. All actions performed bona fide by the Board of Directors or by any person acting as Director or as a Substitute shall be as valid as if each and every such person were duly and validly appointed and fit to serve as a Director or Substitute, as the case may be, even if at a later date a flaw shall be discovered in the appointment of such a Director or such a person acting as aforesaid, or in his qualifications so to serve.

95. The Directors shall cause minutes to be taken of all general meetings of the Company, of the appointments of officers of the Company, and of Board of Directors' meetings, which minutes shall include the following items, if applicable: the names of the persons present; the matters discussed at the meeting; the results of votes taken; resolutions adopted at the meeting; and directives given by the meeting. The minutes of any meeting, signed or appearing to be signed by the chairman of the meeting, shall serve as a prima facie proof of the truth of the contents of the minutes.

96. The Directors shall comply with all provisions of the Ordinance, and especially with the provisions in respect of -

    96.1 Registration in the Company's books of all liens that affect the Company's assets;

    96.2 Keeping a register of Directors;

    96.3 Delivery to the Registrar of Companies of all notices and reports that are required to be so delivered.

PERSONAL INTEREST

97. All transactions in which an Office Holder (as such term is defined in the Ordinance) in the Company has a personal interest shall be approved in accordance with the provisions of the Ordinance.

98. Whenever the Ordinance requires approval pursuant to these Articles, the following provisions shall apply:

     98.1 The Company may approve an action of an Office Holder of the type listed in Section 96-27(a) of the Ordinance if the Board of Directors determined that all of the conditions for such approval, as set forth in the Ordinance, have been fulfilled and approved such action.

     98.2 The Company may approve a transaction with another person, in which an Office Holder has, directly or indirectly, a personal interest, if (i) the Office Holder disclosed to the Company in advance all of the relevant facts, and (ii) the Board of Directors: (a) determined that the transaction shall not be contrary to the Company's best interests,
          (b) determined that the Office Holder acted in good faith in connection with such transaction, and (c) approved the transaction.

     98.3 The Company may approve a transaction with an Office Holder, in which such Office Holder has, directly or indirectly, a personal interest, if (i) the Office Holder disclosed to the Company in advance all of the relevant facts, and (ii) the Board of Directors: (a) determined that the transaction shall not be contrary to the Company's best interests, (b) determined that the Office Holder acted in good faith in connection with such transaction, and (c) approved the transaction.

     98.4 If a majority of the Directors have a personal interest in a transaction under subsections (2) or (3) above, approval of such transaction by the general meeting of the Company shall also be required.

     98.5 If a transaction under subsections (2) or (3) above is an "Unusual Transaction", as defined in the Ordinance, approval of such transaction by the general meeting of the Company shall also be required.


LOCAL MANAGEMENTS

99. The Directors may organize from time to time arrangements for the management of the Company's business in any particular place, whether in Israel or abroad, as they shall see fit.

100. Without derogating from the general powers granted to the Board of Directors pursuant to the preceding Section, the Directors may from time to time convene any local management or agency to conduct the business of the Company in any particular place, whether in Israel or abroad, and may appoint any person to be a member of such local management, or to be a director or agent, and may decide his manner of compensation. The Directors may from time to time grant a person so appointed any power, authority, or discretion that the Directors have at that time, and may authorize any person acting at that time as a member of a local management to continue in his position notwithstanding that some position has been vacated there, and any such appointment or authorization may be made upon such conditions as the Directors deem fit. The Directors may from time to time relieve any person so appointed or revoke or change any such authorization.

BRANCH REGISTER

101. The Company may, subject to the provisions of Sections 71 to 80 inclusive of the Ordinance and any order given or to be given pursuant to those Sections or any one of them, keep in every other country where those provisions shall apply a register or registers of Members living in that other country, and exercise any other powers referred to in the Law with respect to such branch registers.


GENERAL MANAGER, SECRETARY, OTHER OFFICERS AND ATTORNEYS

102. The Director may from time to time appoint one or more persons, whether or not he is a member of the Board of Directors, as the Chief Executive Officer and General Manager of the Company. The appointment may be either for a fixed period of time or without limiting the time that the General Manager will stay in office. The Directors may, from time to time, subject to any provision in any contract between the General Manager and the Company, release him from his office and appoint another or others in his or their place. The Directors may from time to time grant and bestow upon the General Manager those powers and authorities that it exercises pursuant to these Articles, as it shall deem fit, and may grant those powers and authorities for such period, and to be exercised for such objectives and purposes, in such time and conditions, and on such restrictions, as it shall decide; and it can from time to time revoke, repeal, or change any one or all of those powers or authorities.

103. The Directors may from time to time appoint a Secretary to the Company, a Treasurer and/or Comptroller or Chief Financial Officer as well as other officers, personnel, agents and servants, including management companies, for fixed, provisional or special duties, as the Directors may from time to time deem fit, and may from time to time, in their discretion, suspend and/or dismiss any one or more of such persons. The Directors may determine the powers and duties of such persons, and may demand security in such cases and in such amounts as they deem fit.

104. The wages and any other compensation of the General Manager and other managers, officers or personnel shall be determined from time to time by the Board of Directors (subject to any provision in any contract between the Company and any such General Manager, manager, officer or personnel), and it may be paid by way of a fixed salary or commission, or a percentage of profits or of the Company's turnover or of any other company that the Company has an interest in, or by participation in such profits, or in any combination of the aforementioned methods, or such other method as the Directors shall determine.

105. The Directors may from time to time directly or indirectly authorize any company, firm, person or group of people to be the attorneys in fact of the Company for purposes and with powers and discretion which shall not exceed those conferred upon the Directors or which the Directors can exercise pursuant to these Articles, and for such a period of time and upon such conditions as the Directors may deem proper. Every such authorization may contain such directives as the Directors deem proper for the protection and benefit of the persons dealing with such attorneys. The Directors may also grant such an attorney the right to transfer to others, in part or in whole, the powers, authorities and discretions granted to him, and may terminate and revoke the appointments or revoke all or any part of the powers granted to them.


DIVIDENDS

106. The Company, at a general meeting and upon the recommendation of the Directors, may declare a dividend to be paid to the Members, according to their rights and benefits in the profits, and to decide the time of payment. A dividend may not be declared in excess of that recommended by the Directors, although the Company at a general meeting may declare a smaller dividend.

107. The Directors may from time to time pay to the Members, on account of a forthcoming dividend, such interim dividend as shall be deemed just with regard to the condition of the Company.

108. A notice of the declaration of a dividend, whether an interim dividend or otherwise, shall be given to the Members registered in the Register, in the manner provided for in these Articles.

109. Subject to the provisions of these Articles, and subject to any rights or conditions attached at that time to any share in the capital of the Company granting preferential, special or deferred rights or not granting any rights with respect to dividends, the profits of the Company which shall be declared as dividends shall be distributed according to the proportion of the nominal value paid up to account of the shares held at the record date fixed by the Company, without regard to premium paid in excess of the nominal value, if any. No amount paid or credited as paid on a share in advance of calls shall be treated for purposes of this Article as paid on a share.

110. The Directors may issue any share upon the condition that a dividend shall be paid at a certain date, or that a portion of the declared dividend for a certain period shall be paid, or that the period for which a dividend shall be paid shall commence at a certain date, or any similar condition; In every such case, subject to any provision mentioned in Section the preceding Section, the dividend shall be paid in respect of such a share in accordance with such a condition.

111. At the time of declaration of a dividend the Company may decide that such a dividend shall be paid in whole or in part by way of distribution of certain properties, including by means of distribution of fully paid up shares or debentures or debenture stock of the Company, or by means of distribution of fully paid up shares or debentures or debenture stock of any other company, or in one or more of the aforesaid ways.

112. The Company shall have a lien on any dividend paid in respect of a share on which the Company has a charge, and may use it to pay any debts, obligations or commitments to which the charge applies.

113. The persons registered in the Register as Members on the record date for declaration of the dividend shall be entitled to receive the dividend. A transfer of shares shall not transfer the right to a dividend which has been declared after the transfer but before the registration of the transfer.

114. A dividend may be paid by, inter alia, check or payment order to be mailed to the address of a Member or person entitled thereto as registered in the Register, or in the case of joint owners - to the address of one of the joint owners as registered in the Register. Every such check shall be made out to the person to whom it is sent. The receipt of the person who on the record date in respect of the dividend is registered as the holder of any share or, in the case of joint holders, of one of the joint holders, shall serve as a release with respect to payments made in connection with that share.

115. If at any time the share capital is divided into different classes of shares, the distribution by way of dividend, of fully paid up shares, or from funds, shall be made in one of the two following manners as to be determined by the Directors:

     115.1 All holders of shares entitled to fully paid up shares shall receive one uniform class of shares; or

     115.2 Each holder of shares entitled to fully paid up shares shall receive shares of the class of shares held by him and entitling him to fully paid up shares.

116. If the Company has redeemed redeemable preference shares, then all funds reserved for redemption of such shares may be used, in whole or in part, according to a resolution of the Company, to pay in full or in part for any new share issues or any shares not yet issued to the Members of the Company and to distribute such fully paid up shares, as shall be decided upon by the Board of Directors, up to the sum equal to the nominal value of the shares to be issued.

117. In order to give effect to any resolution in connection with distribution of dividends, or distribution of property, fully paid-up shares or debentures, the Board of Directors may resolve any difficulty that shall arise with respect to such distribution in such way as it shall deem proper, including the issuance of certificates for fractional shares, and the determination of the value of certain property for purposes of distribution. The Board of Directors may further decide that payment in cash shall be made to a Member on the basis of value decided for that purpose, or that fractions value of which is less than one New Israeli Shekel shall not be taken into account for the purpose of adjusting the rights of all the parties. The Board of Directors shall be permitted in this regard to grant cash or property to trustees in escrow for the benefit of persons entitled thereto, as the Directors shall see fit. Wherever required, an agreement shall be submitted to the Registrar of Companies and the Directors may appoint a person to execute such an agreement in the name of the persons entitled to any dividend, property, fully paid-up shares or debentures as aforesaid, and such an appointment shall be valid and binding on the Company.

118. The Board of Directors may, with respect to all dividends not demanded within 30 days after their declaration, invest or use them in another way for the benefit of the Company, until they shall be demanded.

119. The Company shall not be obligated to pay interest on any dividend, including in the circumstances set forth in the preceding Section.


RESERVES

120. The Directors may set aside from the profits of the Company the sums they deem proper, as a reserve fund or reserve funds for extraordinary uses, or for special dividends or other funds or for the purpose of preparing, improving or maintaining any property of the Company, and for such other purposes as shall in the discretion of the Board of Directors be beneficial to the Company, and the Directors may invest the various sums so set aside in such investments as they deem proper, and from time to time deal in, change, or transfer such investments, in part or in whole, for the benefit of the Company. The Board of Directors may also divide any reserve liability fund to special funds as it shall deem proper, transfer moneys from fund to fund and use every fund or any part thereof in the business of the Company, without being required to keep such sums separate from the rest of the Company's property. The Directors may, from time to time, also transfer to the next year profits out of such sums which are, in their discretion, beneficial to the Company. The Directors may generally create funds as they deem necessary, either those resulting from profits of the Company or from re-evaluation of property, or from premiums paid for shares or from any other source, and use them in their discretion as they deem fit so long as the creation, changes or uses of such funds do not exceed any provision of the Law or accepted accounting principles and practices.

121. All premiums received from the issue of shares shall be capital funds, and they shall be treated for every purpose as capital and not as profits distributable as dividends. The Board of Directors may organize a reserve capital liability account and transfer from time to time all such premiums to the reserve capital liability account, or use such premiums and moneys to cover depreciation or doubtful loss. All losses from sale of investments or other property of the Company shall be debited to the reserve account, unless the Directors decide to cover such losses from other funds of the Company. The Board of Directors may use moneys credited to the capital reserve liability account in any manner that these Articles or the Law permit.

122. Any amounts transferred and credited to the account of income and expense fund or general reserve liability account or capital liability reserve account, may, until otherwise used in accordance with these Articles, be invested together with such other moneys of the Company in the day to day business of the Company, without having to differentiate between these investments and the investment of other moneys of the Company.


CAPITALIZATION OF RESERVE FUNDS

123. The Company may from time to time resolve at a general meeting that any sum, investment or property not required as a source for payment of fixed preferential dividends and (i) standing credited at that time to any fund or to any reserve liability account of the Company, including also premiums received from issuance of shares, debentures, or debenture stock of the Company, or (ii) being net profits not distributed and remaining in the Company, shall be capitalized, and that such amount shall be distributed as dividends on shares, in the manner so directed by such resolution. The Board of Directors shall use such investment, sum or property, according to such a resolution, for full payment of such shares of the Company's capital not issued to the Shareholders, and to issue such shares and to distribute them as fully paid shares among the Shareholders according to their pro rata right for payment of the value of the shares and their rights in the amount capitalized. The Directors may also use such investment, sum or property, or any part thereof, for the full payment of the Company's capital issued and held by such Shareholders, or such investment, sum or property in any other manner permitted by such a resolution. If any difficulty shall arise with respect to such a distribution, the Directors may act, and shall have all the powers and authorities, as set forth in
     Section 121 above, mutatis mutandis.



REGISTERED OFFICE

124. The Directors shall determine the location of the Company's Office.


SEAL, STAMP AND SIGNATURES

125. The Directors shall cause the Company's seal, if the Company shall have a seal, and the Company's rubber stamp, of which the Company shall have at least one, to be kept in safekeeping, and it shall be forbidden to use the seal or the rubber stamp in violation of any instructions the Directors may give in connection with the use thereof.

126. The Board of Directors may designate any person or persons (even if they are not members of the Board of Directors) to act and to sign in the name of the Company, and to apply the Company's seal or rubber stamp; the acts and signature of such a person or persons shall bind the Company, insofar as such person or persons have acted and signed within the limits of their authority.

127. The printing of the name of the Company by any means next to the signatures of the authorized signatories of the Company, as aforesaid, shall be valid as if the rubber stamp of the Company was affixed.

128. The Company may exercise the authorities granted to a company in Section 102 of the Ordinance with respect to the keeping of a seal for use outside of Israel, and such authorities shall be granted to the Directors.


ACCOUNTS AND AUDIT

129. The Directors shall cause correct accounts to be kept:


     (1)  Of the assets and liabilities of the Company;

     (2) Of moneys received or expended by the Company and the matters for which such moneys are expended or received;

     (3)  Of all purchases and sales made by the Company.

     The account books shall be kept in the Office or at such other place as the Directors deem fit, and they shall be open for inspection by the Directors.

130. The Directors shall determine from time to time, in any specific case or type of cases, or generally, whether and to what extent, and at what times and places, and under what conditions or regulations, the accounts and books of the Company, or any of them, shall be open for inspection by the Members. No Member other than a Director shall have any right to inspect any account book or document of the Company except as conferred by Law or authorized by the Board of Directors or by the Company in a general meeting.

131. Auditors shall be appointed and their function shall be set out in accordance with the Law.

132. Not less than once a year, the Directors shall submit before the Company at a general meeting a balance sheet and profit and loss statement for the period after the previous statement. The statement shall be prepared in accordance with the relevant provisions of the Ordinance. A report of the auditor shall be attached to the statements, and it shall be accompanied by a report from the Directors with respect to the condition of the Company's business, the amount (if any) they propose as a dividend, and the amount (if any) that they propose to set aside for the fund accounts.

NOTICES

133. A notice or any other document may be served by the Company upon any Member either personally or by sending it by mail, telegram, facsimile or telex addressed to such Member at his registered address as appearing in the Register of Members. If the address of a Member is outside of Israel, then any notice sent by mail shall be sent by airmail.

134. All notices with respect to any share to which persons are jointly entitled may be given to one of the joint holders, and any notice so given shall be sufficient notice to all the holders of such share.

135. Any Member registered in the Register who shall from time to time furnish the Company with an address at which notices may be served, shall be entitled to receive all notices he is entitled to receive according to these Articles at that address. However, except for the aforesaid, no Member whose address is not registered in the register shall be entitled to receive any notice from the Company.

136. A notice may be given by the Company to the persons entitled to a share in consequence of the death or bankruptcy of a Member by sending it through the mail in a prepaid airmail letter or telegram or telex or facsimile addressed to them by name, at the address, if any, furnished for the purpose by the persons claiming to be so entitled or, until such an address has been so furnished, by giving the notice in any manner in which the same might have been given if the death or bankruptcy have not occurred.

137. Any notice or other document, (i) if delivered personally, shall be deemed to have been served upon delivery, (ii) if sent by mail, shall be deemed to have been served 14 days after the delivery thereof to the post office, if sent by airmail, and 7 days after the delivery thereof to the post office, if sent by domestic post, and (iii) if sent by telex, confirmed facsimile or telegram, shall be deemed to have been served 24 hours after the time such telex, facsimile or telegram was sent.

     In proving such service it shall be sufficient to prove that the letter or telegram containing the notice was properly addressed and delivered at the post office, or sent by telex or confirmed facsimile, as the case may be.


REORGANIZATION OF THE COMPANY

138. In case of a sale of substantially all of the Company's assets the Directors may, or in case of liquidation the liquidators may, if authorized by a special resolution of the Company, receive shares paid in full or in part, debentures, or other securities of any other company, whether already existing or about to be established for the purpose of acquiring the property of the Company, or a part thereof.

     The Directors (if the profits of the Company so permit) or the liquidators (at the time of liquidation) may distribute among the Members the shares or aforesaid securities or any other property of the Company without realizing them, or may deposit them with trustees for the Members. The Company may, by special resolution, resolve as to the distribution or the setting aside of cash, shares, or other securities and the rights or property of the Company in a manner not entirely identical with the legal rights of the Members of the Company, or its participants. Such a resolution may value the securities or property aforesaid at such price and in such manner as the meeting shall decide. All Shareholders shall be required to accept any valuation or distribution decided as aforesaid and to waive all their rights in this regard, except when the Company is at a liquidation stage or in the process of liquidation, with respect to such legal rights (if any) which under Law can not be altered or renounced.


OFFICE HOLDERS' INDEMNITY AND INSURANCE

139. Subject to the provisions of any Law, the Company may indemnify its Office Holders with respect to any of the following:

     139.1 A monetary liability imposed on him in favor of a third party in any judgment, including any settlement confirmed as judgment and an arbitrator's award which has been confirmed by the court, in respect of an act performed by him by virtue of him being an Office Holder of the Company;

     139.2 Reasonable litigation expenses, including legal fees paid for by the Office Holder, or which he is obligated to pay under a court order, in a proceeding brought against him by the Company, or on its behalf, or by a third party, or in a criminal proceeding in which he is found innocent, all in respect of an act performed by him by virtue of him being an Office Holder of the Company.

140. Subject to the provisions of any Law, the Company may procure, for the benefit of any of its Office Holders, office holders' liability insurance with respect to any of the following.

     140.1 A breach of the duty of care owed to the Company or any other person;

     140.2 A breach of the fiduciary duty owed to the Company, provided that such Office Holder acted in good faith and had reasonable grounds to assume that the action would not injure the Company;


     140.3 A monetary liability imposed on such Office Holder in favor of a third party, in respect of an act performed by him by virtue of him being an Office Holder of the Company.

WINDING UP

141. In the event of a winding up of the Company, the Company's property distributable among the Members shall be distributed in proportion to the sum paid on account of the nominal value of the shares held by them, of any class, without taking into account premiums paid in excess of the nominal value. The provisions of Section 141 with regard to the possibility of a distribution not identical to the legal rights shall apply to this distribution as well.

142. If the Company is voluntarily wound up, the liquidators may, with the approval of a special resolution, divide the property as is among the Members, or deposit any part of the Company's property with trustees in escrow for the benefit of Members, as they deem proper. A resolution approving such a distribution may also approve a distribution in a manner other than in accordance with the legal rights of the Members, and may grant special rights to any class of Members. However, in the event of the adoption of a resolution authorizing a distribution not in accordance with the legal rights of the Members, Members adversely affected thereby shall have the same right to object, and any rights attached thereto, as if such a resolution was a special resolution passed pursuant to Section 334 of the Ordinance.

143. If, at the time of liquidation, the Company's property available for distribution among the Members shall not suffice to return all the paid up capital, and subject to, and without derogating from, any rights or surplus rights or existing restrictions at that time of any special class of shares forming part of the capital of the Company, such property shall be divided so that the losses shall as much as possible be borne by the Members in proportion to the paid up capital or that which shall have been paid at the commencement of the liquidation on the shares held by each of them. If, at the time of liquidation, the Company's property designated for distribution among to Members is in excess of the amount necessary for the return of capital paid up at the beginning of the liquidation, it shall belong and be delivered to the Members pro rata to the amount paid on the nominal value of each share held by each of them at the commencement of the liquidation.

                                   EXHIBIT 7.2

                           NOTICE OF PRE-EMPTIVE RIGHT

I hereby accept the offer to buy shares of the Company dated _______ (the "Offer"). In connection with this Offer, I hereby notify you as follows [please check]:

     / /  1.   I would like to purchase the shares offered to me, according to the table in section one of the Offer, but I do not want to purchase any additional shares (as defined in the Offer).

     / /  2.   I would like to purchase the shares offered to me, according to the table in section one of the Offer, and I would like to purchase additional shares.

     / /  3.   I do not want to purchase any of the shares offered to me.

If I have checked option 1 or 2 above, I will transfer a check to the Company for the amount due according to the table in section 1 of the Offer; and I promise to pay to the Company all fees due for additional shares issued to me, if any.

In any case, I hereby consent to the abbreviation of the 7-day period set forth in the Articles of Association, for the purpose of execution of the said shares offer, to the period in which the company will receive responses of all of the Shareholders to this offer.

                                  EXHIBIT 10.11

                             BUDGET (USE OF PROCEEDS)

                                   APTEL LTD.



                              BUDGET Q3-Q4/96, 1997




PREPARED BY:
JACK HOTZ / FINANCIAL MANAGER DSP GROUP
MENACHEM KENAN / GENERAL MANAGER APTEL

                                TABLE OF CONTENTS

ACTIVITIES
     2-Way paging:
     Telemetry:
     Cordless:

POTENTIAL PARTNERS / CUSTOMERS
     2-Way paging:
     Telemetry:
     Cordless:

BURN RATE
     Personnel:

REVENUES
     2-Way paging:
     Telemetry:
     Cordless:

P&L

ASSUMPTIONS

ACTIVITIES

2-WAY PAGING:



          APTEL Ltd. has developed a two way paging concept which allows paging operators to offer full coverage service from the very first day of operation. This approach is made possible by the use of very large cells ( receiving base stations ), which operate in Direct Sequence Spread Spectrum modulation. The capacity of the system can be increased as the number of subscribers grows, so both capital investment and operating expenses increase only when revenue grow. APTEL designs the receiving base stations, the center control management station, and the 2-way pagers hand sets.



TELEMETRY:



          Paging operators worldwide are seeking to diversify their services from man-to-man, to man-to-machine and machine-to-man. A modification of the APTEL 2-way pager will allow paging operators to penetrate a whole new array of services including:
          vending machines inventory and route control, traffic, elevators maintenance, train gates, earthquake sensors and many more.
          The commonality in the R&D effort if very high between with the 2-way pager and telemetry project. The receive base station are literally the same, and major parts of the network management center can be utilized in telemetry projects.
          From a marketing point of view, both 2-way pagers as well as telemetry transceivers will be marketed through paging operators.



CORDLESS:

          APTEL has developed unique expertise in Spread Spectrum Direct Sequence modulation, a method which became the preferred implementation in 900 MHz spread spectrum cordless telephones. DSP Group Inc., a leading TAD chip provider and a major share holder in APTEL, has submitted an application to BIRD F for the design of a DSP chip as well as an RF module for cordless application. The companies expect to sell a DSP chip which will include [ * ] functions as well as [ * ].


[ * ] Confidential Treatment Requested

POTENTIAL PARTNERS / CUSTOMERS

2-WAY PAGING:


          [ * ]:
          APTEL is now building, together with [ * ], a [ * ] 2-way pager which is based on APTEL's technology and circuitry. The pager layout and construction will be done by [ * ] while each party will bear its own cost. Once the pager is ready, [ * ], its performance will be demonstrated on a [ * ] network which will be constructed by APTEL in [ * ], together with [ * ] and in collaboration with [ * ].

          APTEL expects to sell a small number of components to [ * ] for the production of each 2-way pager. In addition, APTEL expects to sell and maintain the receive base stations.

          [ * ] and [ * ] are promoting the APTEL concept with [ * ], the [ * ] standards body, and with [ * ], the [ * ] frequencies authority.

          [ * ]:

          [ * ] is probably the first company to manufacture pagers world wide. It is a fairly small company which mainly sells on-site paging systems, and recently has taken a decision to widen its involvement in [ * ] paging.

          A similar deal (to that [ * ]) is planed with [ * ]. In this case, however, a [ * ] 2-way pager will be developed, and APTEL is expected to provide entire modules.





TELEMETRY:


          PAGING OPERATORS:

          Telemetry transceivers can be promoted to the same organizations which buy 2-way pagers (or regular pagers). The same decision makers which contract with paging operators for the supply of pagers for their service personnel, may contract to install telemetry transceiver on each of their vending machines, traffic lights, elevators or any other remote machinery.

          VERTICAL APPLICATIONS:

          Transceivers may be sold to vertical applications directly, thereby creating private networks. Target customers may be utility companies, security organizations, etc.



[ * ] Confidential Treatment Requested

CORDLESS:


          DSP GROUP INC.

          APTEL and DSP Group hope to promote the [ * ] cordless chip and RF module through DSP Group existing customer base. Further, the definition of the some of the chip set features is planned to take place in accordance with one or more potential customers which will be visited in the very near future.







[ * ] Confidential Treatment Requested

BURN RATE


PERSONNEL:
          R&D:
          12 engineers are now employed in APTEL. In order to fulfill its tasks, APTEL plans to add engineers at a rate of [ * ] per month to a total of [ * ] in mid 97. The average expense per engineer per year as estimated at $ [ * ] US. Hence the current R&D expense of $[ * ] is expected to rise to $[ * ], linearly, by 97.


          G&A:
          Current G&A expense are $ [ * ]. As APTEL starts selling and manufacturing, its G&A expenses are expected to reach about
          $  [ * ]



          MARKETING:
          Today, the marketing department includes one manager. It is projected that the following functions will be added during the course of the next 12 months:


          [ * ]

                                                                      .

          OPERATIONS:
          APTEL plans to recruit   [ * ]   individuals to supervise the
          following functions:

          [ * ]




[ * ] Confidential Treatment Requested

REVENUES
2-WAY PAGING:

          First revenues are expected in [ * ] assuming that APTEL will conclude a business deal with either [ * ] or similar major paging vendor. In the case of [ * ], quantities in 97 are expected to reach [ * ] 2-way pagers, for which APTEL expects to receive between
            [ * ]  dollars for each pager produced.



          APTEL is also hoping to receive revenues from licensing of its technology, however such revenues are more likely to be accepted after a deal with [ * ] is signed.


TELEMETRY:
          First revenues are expected in [ * ] assuming that APTEL will invest in its production capabilities. Each transceiver is expected to sell
          for approximately $   [ * ]    US. in the first year of sales, APTEL
          expects to sell about [ * ] units which may result in gross revenues over $[ * ] and a gross profit of $ [ * ] .

CORDLESS:
                                      [ * ]                  .


[ * ] Confidential Treatment Requested

P&L
---

                                                          Q3-Q4  1996                            Q1-Q4 1997
                                                          -----------                            ----------
                                                               $                                     $
                                                               -                                     -
REVENUES
2-way paging                                                  [ * ]                                  [ * ]
BIRD F (Cordless)                                             [ * ]                                  [ * ]
Telemetry                                                     [ * ]                                  [ * ]
                                                          -----------                            ----------
Total Revenues                                                [ * ]                                  [ * ]
                                                          -----------                            ----------


EXPENSES
OPERATIONS
Salaries                                                      [ * ]                                  [ * ]
Other                                                         [ * ]                                  [ * ]
                                                          -----------                            ----------
                                                              [ * ]                                  [ * ]
                                                          -----------                            ----------

R&D
SALARIES                                                      [ * ]                                  [ * ]
BIRD F (Cordless)                         [ * ]                                  [ * ]
Chief Scientist                           [ * ]                                  [ * ]
Period 7-12/97                                                                   [ * ]
MATERIALS                                                     [ * ]                                  [ * ]
BIRD F (Cordless)                         [ * ]                                  [ * ]
Chief Scientist                           [ * ]                                  [ * ]

SUBCONTRACTORS                                                [ * ]                                  [ * ]
BIRD F (Cordless)                         [ * ]                                  [ * ]
Chief Scientist                           [ * ]                                  [ * ]
TRAVEL                                                        [ * ]                                  [ * ]
BIRD F (Cordless)                         [ * ]                                  [ * ]
Chief Scientist
PATENTS                                                       [ * ]                                  [ * ]
Other                                                         [ * ]                                  [ * ]
                                                          -----------                            ----------
                                                              [ * ]                                  [ * ]
                                                          -----------                            ----------
GENERAL, ADMIN & MARKETING

Salaries & related expenses                                   [ * ]                                  [ * ]
Rent & related expenses                                       [ * ]                                  [ * ]
Office expenses                                               [ * ]                                  [ * ]
Travel                                                        [ * ]                                  [ * ]
Professional fees                                             [ * ]                                  [ * ]
Marketing expenses -travel                                    [ * ]                                  [ * ]
Other                                                         [ * ]                                  [ * ]
                                                          -----------                            ----------
                                                              [ * ]                                  [ * ]
                                                          -----------                            ----------

                                                          -----------                            ----------
Total Expenses                                                [ * ]                                  [ * ]
                                                          -----------                            ----------


[ * ] Confidential Treatment Requested

                                                          -----------                            ----------
Profit/(Loss)                                                 [ * ]                                  [ * ]
                                                          -----------                            ----------
                                                          -----------                            ----------





[ * ] Confidential Treatment Requested

REFUND FROM CHIEF SCIENTIST /BIRD FOUNDATION


SALARIES                                        [ * ]                      [ * ]
BIRD F (Cordless)                 [ * ]                      [ * ]
Chief Scientist                   [ * ]                      [ * ]
MATERIALS                                       [ * ]                      [ * ]
BIRD F (Cordless)                 [ * ]                      [ * ]
Chief Scientist                   [ * ]                      [ * ]
SUBCONTRACTORS                                  [ * ]                      [ * ]
BIRD F (Cordless)                 [ * ]                      [ * ]
Chief Scientist                   [ * ]                      [ * ]
TRAVEL
BIRD F (Cordless)                               [ * ]                      [ * ]
PATENTS
Chief Scientist                                 [ * ]                      [ * ]
                                              --------                  --------
                                                [ * ]                      [ * ]
                                              --------                  --------

                                              --------                  --------
Net Results                                     [ * ]                      [ * ]
                                              --------                  --------
                                              --------                  --------


[ * ] Confidential Treatment Requested

ASSUMPTIONS

1.   The direct cost of an engineer is in the region of $[ * ] per year.

2. [ * ] engineers are going to be added during the next [ * ] months. [ * ] production personnel will be added within [ * ] months. [ * ] marketing personnel will be added. [ * ] G&A personnel will be added.

3. All expenses besides salaries have been based on the level of expenses incurred during the 1995 year, taking into account adjustments for staff increases.

4. The refund from the Chief Scientist in 1996 has been calculated at a rate of $ [ * ] per man month for salaries of R&D engineers and [ * ] of cost of materials and subcontractors.

5. Revenues are based on assumption that the above resources are put into place.


[ * ] Confidential Treatment Requested

                                   Exhibit 10.12

                                  BIRD Application

PROPOSAL



To:       ISRAEL-U.S. BINATIONAL RESEARCH AND DEVELOPMENT FOUNDATION

From:     APTEL LTD, KIRIAT NORDAU NEW IND. PARK
          NETANYA, ISRAEL
          Tel: 09-851201 Fax:09-851189
          DSPG  INC. 3120 SCOTT BOULEVARD SANTA CLARA
          CA 94303, USA
          Tel 408-986-4300: Fax 408-986-4442


PROJECT TITLE: Digital cordless


PROJECT BUDGET:          First
                         Project
                         Period


Project Duration:        [*] months

Project Cost:            $[*]m

submitted by:            Israeli Company Officer  U.S. Company Officer

Signature                /s/ MENACHEM KENAN       /s/ OFFER RONEN
                         -----------------------  --------------------

Printed Name             Menachem Kenan           Offer Ronen

Date Submitted:          March 31st, 1996

Preferred date for project funding(1):   July 1st, 1996

                                           [*] Confidential Treatment Requested

                       Full Scale BIRD F. Project Proposal




                                March 31st, 1996


                                DSP Group - APTEL



                                Digital Cordless

                       Digital Cordless - Table Of Contents



1. EXECUTIVE SUMMARY (C)

1.1 GENERAL BACKGROUND
    1.1.1 DSP GROUP AND APTEL
    1.1.2 PROJECT SUMMARY


1.2 DIGITAL CORDLESS - THE INNOVATION
    1.2.1 PROJECT OBJECTIVES (C1)
    1.2.2 COLLABORATIVE RELATIONSHIP
    1.2.3 NON BIRD FUNDING



1.3 COMMERCIAL POTENTIAL (C2)
    1.3.1 WORLDWIDE MARKET
    1.3.2 DSP & RF CHIP SET PRICES
    1.3.3 PROJECTED REVENUES


1.4 CAPABILITIES AND PERFORMANCES OF DSPG & APTEL IN RELATED AREAS.  (C3)
    1.4.1 DSP GROUP, INC.
    1.4.2 APTEL, LTD.
    1.4.3 COMPETITIVE EDGE
1.5 PREVIOUS BIRD PROJECTS  (C4)
    1.5.1 APTEL
    1.5.2 DSP GROUP


Date Project No. Project Name Money Received Repayment
[*] DSP Based TAD [*] Telephone Answering Device
[*] DSP Based Chipset for an [*] Integrated Fax/Speakerphone/TAD Machine


2. THE INNOVATION (D)
2.1 THE CURRENT SOLUTIONS (D1)
2.2 THE CURRENT DEFICIENCIES (D2)
2.3 THE DSP GROUP - APTEL APPROACH (D3)
2.4 THE UNIQUENESS   (D4)
2.5 BUDGET AND GANTT   (D5)
2.6 PATENTS    (D6)
2.7 STANDARDS    (D7)

3. PROPOSED R&D PROGRAM (E)


3.1 ANALYSIS OF THE PROBLEM (E1)
    3.1.1.1 DSP CHIP SPECIFICATION   (E.1.a)
    3.1.1.2 DSP COMMUNICATION  MODULE SPECIFICATION   (E.1.a)
    3.1.1.3 [*] RF MODULE SPECIFICATION  (E.1.a)
    3.1.2 KEY TECHNOLOGICAL ISSUES PERTAINING TO 3.1.1 (E.1.b)


3.2 PROPOSED APPROACH  (E.2)
    3.2.1 WORK PLAN ( TASKS DESCRIPTION ) (E.2.a)
    3.2.2 RELEVANT TECHNOLOGIES IN DSP GROUP AND APTEL (E.2.b)
    3.2.3 TECHNICAL AND/OR ECONOMICAL CONSTRAINTS (E.2.c)
    3.2.4 IDENTIFICATION AND DETAILED DESCRIPTION OF EACH TASK (E.2.d)

4. PROGRAM PLAN (F)

                                           [*] Confidential Treatment Requested

4.1 BLOCK DIAGRAM
    4.1.1 CHIP SET BLOCK DIAGRAM
    4.1.2 DETAILED ASIC PART BLOCK DIAGRAM
4.2 GANTT CHART
4.2 MANPOWER LOADING CHART

5. THE MARKET  (G)

5.1 GENERAL  (G1)
    5.1.1 MARKET NEEDS
    5.1.2 SIMILAR PRODUCT LINES OF DSP GROUP AND APTEL SOLD TO THIS MARKET
    5.1.3 THE BASIS FOR THIS MARKET NEED
5.2 PRICE PERFORMANCE AND ASSOCIATED MANUFACTURING COSTS (G2)
    5.2.1 FEATURES & PRICES
    5.2.2 PRODUCTION COST
    5.2.3 COMPETITIVE PRICES
5.3 MARKETING ASPECTS (G3)
    5.3.1 WORLDWIDE MARKET
    5.3.2 CURRENT MARKETING CHANNELS OF DSPG
    5.3.3 MARKET GROWTH PATTERN
    5.3.4 MARKET SHARE AND NUMBER OF UNITS SOLD PER ANNUM
    5.3.5 UNITS SELLING PRICE GRAPH
5.4 REGULATORY ISSUES  (G4)
5.5 COMPETITION   (G5)
    5.5.1 CURRENT PLAYERS
    5.5.2 COMPETITION IMPACT ON DSP GROUP-APTEL PRODUCT

6. COMMERCIALIZATION - PLANS AND PROSPECTS (H)

6.1 PRODUCTION    (H1)
6.2 MARKETING CHANNELS   (H2)
6.3 CURRENT DISTRIBUTION NETWORK  (H3)
6.4 FINANCIAL RESOURCES   (H4)

7. COOPERATION AND BENEFITS (I)

8. ORGANIZATION AND MANAGEMENT PLAN (J)

8.1 PROCEDURES AND MEETINGS   (J1)
8.2 PROJECT ORGANIZATION STRUCTURE   (J2)
8.3 STAFF       (J3)

9. THE COMPANIES AND PROJECT PERSONNEL (K)

9.1 COMPANIES' BACKGROUNDS, OWNERSHIP, & MAIN BUSINESS
9.2 THE SYNERGISM OF THIS PROJECT WITH THE COMPANIES' ACTIVITIES
9.3 DESCRIPTION OF PREVIOUS BIRD PROJECTS
9.4 FINANCIAL RECORDS ( ANNUAL REPORTS)
9.5 KEY PERSONNEL ( RESUME)

10. PROJECT BUDGET  (L)

10.1 CASH FLOW:
10.2 PROPOSED PROJECT BUDGET

1. EXECUTIVE SUMMARY (C)

1.1 GENERAL BACKGROUND

1.1.1 DSP GROUP AND APTEL

-------------------------------------------------------------------------------
                                 ISRAELI COMPANY                 US COMPANY
                                 ---------------                 ----------
-------------------------------------------------------------------------------
COMPANY NAME                       APTEL Ltd.                  DSP Group, Inc.
-------------------------------------------------------------------------------
Year Established                      1993                          1987
-------------------------------------------------------------------------------
Revenues; Most recent
fiscal year                Has not started to sell yet             $ 50 M
-------------------------------------------------------------------------------
Increase/ (decrease)
over previous year                     N/A                          75 %
-------------------------------------------------------------------------------
Number of employees                    15                            106
-------------------------------------------------------------------------------
Ownership                            Private                       Public
-------------------------------------------------------------------------------
Number of previous
BIRD Projects                         None                           Two
-------------------------------------------------------------------------------



1.1.2 Project Summary

-------------------------------------------------------------------------------
     EXPECTED PROJECT TITLE:                      Digital Cordless Chip Set
-------------------------------------------------------------------------------
     ESTIMATED PROJECT BUDGET:                    $ [*] M
-------------------------------------------------------------------------------
     EXPECTED PROJECT DURATION:                   [*] Months
-------------------------------------------------------------------------------


                                           [*] Confidential Treatment Requested

1.2 Digital Cordless - The Innovation

1.2.1 Project Objectives (C1)


          APTEL and DSP Group will join forces and resources to provide solutions to the rapidly growing digital cordless market. Initially the companies will target the [*] Cordless Market [*], however second phase activities in the [*] as well as [*] are being considered as well.



          This project proposal includes the definition & development of a cost-effective DSP chip(s) and radio frequency (RF) unit for the [*] Cordless Market.



          The DSP chip will perform the following functions: [*].



          The RF module, developed by Aptel, will perform the [*].



          The technology and capabilities developed as a result of this project will lead APTEL and DSP Group into a number of other adjacent markets including the rapidly growing PCS DECT, PHS, CT2 markets.



          The DSP chip and the RF module will be sold to cordless telephone vendors who seek to migrate to [*] cordless phones which include [*] features.


1.2.2 Collaborative Relationship

          The project responsibilities will be shared between the companies as follows:


          APTEL will be responsible for the development of the [*]. APTEL will also test the DSP chip developed by DSP Group with other manufacturers chip sets. In addition, APTEL will define the RF functionality of the DSP chip developed. APTEL focus will be on product management and R&D aspects of the project.



          DSP Group will lead the development of the DSP chips and will take the lead in overseeing the production of both the DSP chip and the RF unit. DSP Group will also be responsible for marketing both the DSP chip and the RF components developed by APTEL.


                                           [*] Confidential Treatment Requested

1.2.3 Non BIRD Funding

          The non BIRD funding will be matched by APTEL and DSP Group. DSP Group plans to invest in APTEL for an equity stake in the company. In addition, DSP will allocate and hire additional people to develop the DSP chip. APTEL will invest in the development of the Spread Spectrum algorithms, RF interfaces and RF unit. During commercialization, APTEL will receive from DSP Group a per unit [*] royalty for each unit sold.

                                           [*] Confidential Treatment Requested

1.3 Commercial Potential (C2)



1.3.1 Worldwide Market



          Forward Concepts, a market research firm, estimates that in 1996, [*] cordless phones will represent [*]% of the US market and that [*] phones will represent [*]%. The average selling price ("ASP") of a [*] cordless phone is roughly $[*], the ASP of a [*] phone is - $ [*], and that of a [*] phone is $[*]. ASP doesn't vary much because added functionality is provided through software which doesn't impact product cost.

          Worldwide cordless sales are predicted to grow dramatically, and [*] phones market share is predicted to grow from [*]% in 1995 to roughly [*]% in year 1999.

          The DSP chip market for [*] cordless telephony will be total $[*] in year 2000, while the [*] chip market will be total $[*] in the same year.

          This forecast does not include other cordless technologies and standards, such as [*] which will function at [*]. We expect that our involvement in the [*] cordless business will allow an easier migration into [*].



                                           [*] Confidential Treatment Requested

1.3.2  DSP & RF Chip Set Prices


          Each phone will contain [*]. Our target prices for each DSP chip and RF unit are $ [*] respectively. Obviously, these prices will drop over time. Some of our customers will buy both RF and DSP chips while others who have their own RF will purchase only the DSP chip.


          ESTIMATED PRICES OF THE DSPG/APTEL CHIPS:

[*]



          Based on previous experience in chip manufacturing, we have estimated that our total manufacturing cost would be approximately [*]% of our selling price.



1.3.3 Projected Revenues



          Assuming a market share of roughly [*]% in year 2000 and the above chip price, DSP and APTEL predict that revenues from selling DSP chips and RF components will grow according to the following table:





      PROJECTED REVENUES FROM SELLING DSP CORDLESS CHIPS AND RF COMPONENTS


[*]



        Note:
          The repayment to BIRD Foundation will be based on Actual Revenues on the sale of both RF and DSP sales.


                                           [*] Confidential Treatment Requested

1.4 Capabilities and performances of DSPG & APTEL in related areas.  (C3)


1.4.1 DSP Group, Inc.

          Founded in 1986, DSP Group is a global leader in the development and marketing of high-performance, cost-effective digital signal processing (DSP) solutions for the consumer telephone, computer telephony and personal computer industries. By combining three key technologies -- speech processing algorithms, telephony algorithms and digital signal processors -- the company has delivered a wide range of DSP based products to manufacturers of telephones, computers and consumer electronics.

          DSP Group pioneered low-power digital signal processing for telephone answering devices (TAD), which has become a major aspect of the company's business. In addition to the chips for the TAD market, DSP Group has recently introduced three new speech co-processors for the PC market. DSP Group also licenses its internally developed DSP cores (PineDSPCore-TM- and OakDSPCore-TM-) and the TrueSpeech compression algorithms to a variety of PC software, hardware and semiconductor manufacturers.


1.4.2 APTEL, Ltd.

          APTEL specializes in the design of low-power RF circuitry for mobile applications.


          Since its inception in 1993, the company developed unique expertise in the design of miniaturized RF devices which require complex power management in the [*]. Much of APTEL's technology rests in the implementation of Direct Sequence Spread Spectrum modulation which is the method most frequently employed in [*] cordless telephones.

          APTEL's RF capabilities supplement the strength which DSP Group brings to this joint project, and will facilitate the introduction of a [*] cordless phone.


1.4.3 Competitive Edge

          1.4.3.1 Integrated, low-cost, low-power solution:



          Both DSP Group and APTEL have low-cost, low-power solutions. The combination of DSP Group's DSP and VLSI expertise coupled with APTEL's RF and Spread Spectrum expertise will, facilitate the introduction of a very competitive low-power, low cost offering for the cordless market. This will allow us to introduce integrated chip sets for prices which are at least [*]% lower than the competition.



          1.4.3.2 Strong marketing and sales channels:


          DSP Group will market these products through its existing TAD (Telephone Answering Device) channels. DSP Group has the largest market share (over [*]%) of the digital TAD chip market and is recognized as the technology leader in this market.

          Most of DSPG's TAD customers have already introduced or are considering introducing cordless phones. Currently, over [*]% of DSPG's TAD chips are incorporated with cordless phone units. The feedback DSP has received from its customers is that by [*] many of its customers plan to develop [*] cordless phones.


                                           [*] Confidential Treatment Requested

          DSP has already contacted several of its major customers regarding the proposed DSP/APTEL solution and received a very positive response that indicates strong sales potential.



          1.4.3.3 Proven, leading technologies


          DSP and APTEL intend to use their advanced technologies in the proposed cordless product. These include the DSP core architecture, and telephony and speech algorithms (including [*] offered by DSP, as well as the [*] technologies from Aptel.


                                           [*] Confidential Treatment Requested

1.5 Previous BIRD Projects  (C4)


1.5.1 APTEL

          APTEL was not involved in BIRD projects in the past. The company has informed the BIRD foundation of potential projects in the past, and meetings have been held with third parties.

          Individuals within APTEL management have worked before with the BIRD
          F. in their previous capacities and successfully defined and completed BIRD projects.



1.5.2 DSP Group


DATE       PROJECT NO.    PROJECT NAME         MONEY RECEIVED     REPAYMENT

                                               $                  $


--------------------------------------------------------------------------------
01/10/88    434           DSP Based TAD         [*]                   [*]
                          (Telephone
                          Answering Device)


01/11/89    475           DSP Based Chip Set    [*]                   [*]
                          for an Integrated
                          Fax/Speakerphone/
                          TAD Machine

                                        [*] Confidential Treatment Requested

2. The Innovation   (D)




          Cordless telephones provide phone users the freedom to carry on a conversation, while walking around within and outside their home or office. New digital cordless telephone technologies-which use acronyms like DECT, PHS and CT2+, and PCS in the near future, shall provide even more freedom. These technologies will facilitate phone conversations as we walk the streets or shopping centers through base stations which are similar to those of cellular telephones.

          The above application for cordless telephone suggests a very large future market, however there exists a much larger application for digital cordless telephone technology. Most of the world's population has no access to basic telephone service. The cost of running wires to all of the homes and offices that need telephone service is beyond the financial capability of many developing countries, and new telephones installations are falling farther and farther behind the demand for service. Cordless telephones eliminate the need to wire every location that needs telephone service. Strategically placed base stations will allow all residents within range of the base station to access the telephone network using a system that is known as wireless local loop. The market for cordless telephones for wireless local loop services will be immense.



2.1 The Current Solutions     (D1)



          Prior to 1984, cordless telephones in the US used five channels in the 49-MHz rage paired with five channels near 1.6 MHz. Because these two widely separated frequency bands have very different characteristics, performance was less than satisfactory. Analog cordless in the US are permitted a maximum bandwidth of 20 KHz and use frequency modulation (FM) for voice transmission and an effective power (ERP) of only 20 micro-watts. Federal regulations require cordless telephones to use digital signaling for security.

          From 1984 to 1995, analog cordless phones operated on ten channels in the 46.6 to 47 MHz range for base station transmission and 49.6 to 50 MHz for handset transmission (the 46/49 band). These ten channels could not serve highly populated areas, so the FCC allocated 15 additional channels in 1995. The new channels allow base stations transmit at 44MHz and handset at 49 MHz. New telephones may utilize all 25 bands.

          In Europe, most countries use the CEPT/CT1 standard, which provides forty 25 KHz channel pairs in the bands of 914 to 915 MHz and 959 to 960 MHz. The UK uses the MPT1233 which allows for eight channel pairs, and France uses a similar unsatisfactory standard.

          Most cordless telephones sold today are analog, but digital cordless telephones are also available. Sales of digital cordless telephones have been slow due to the large price difference. Digital phones in the US use proprietary standards. The handset and base station are sold as one unit, so there is no need for compatibility with other manufacturers. Worldwide, several digital cordless open standards have been developed including CT2 and DECT, in Europe, CT2+ for Canada, PHS for Japan, and PACS for the US. (see table below).

          In the US and Canada, 900MHz cordless telephones are permitted to operate in the 902-to-928 FCC Part 15 band.

          Current 900 MHz phones operate through Spread Spectrum. Cordless phones which use either frequency hopping or direct sequence techniques, are permitted up to 1 watt of transmit power in this band. There are no standards which govern phones operating in the ISM band.

          Spread Spectrum has become a desirable solution, as it allows more communication sessions to be carried in parallel. In addition, this technology provides the cordless communication a higher level of security. Today's ISM band Spread Spectrum cordless phone solutions generally consist of the following units:


              a.   Spreader chip -

              Frequency hopping or direct sequence spread spectrum chip. This is the Modem chip which includes FSK modulation and demodulation,

              b.   Audio chip  -

              This chip implements the audio encoding and decoding. It is usually a DSPG processor that runs ADPCM or another speech algorithm. The same chip is also used in the base station, which also provdided the host interface and telephone line interface.

              c.  RF unit -

              The RF part can be either an integrated chip or a separate. This unit serves as the transmitter and receiver between the base station and handset.

              d.   TAD chip -

              Some but not all units include a Telephone Answering Device (TAD).

              e.   MCU unit -

              Micro controller which is the host that controls the Cordless phone.



          Existing solutions are illustrated in the following figure :

[Graphic illustrating parts of typical handset and baseset]



          [*]% of the cordless market today is in 46/49 MHz, [*]% is 900 Mhz and [*]% of the market is 900MHz Spread Spectrum.


          A few companies, most prominently [*]
          have recently announced  [*] chip sets, which
          perform [*]. Those solutions use a costly, complex
          design and are very expensive.   In addition, they do not include a
          [*] such as those are available from DSP Group.


          Other suppliers that have already entered the cordless market include [*]. Other competitors targeting the same market with partial solutions include: [*].


                                           [*] Confidential Treatment Requested

2.2 The Current Deficiencies  (D2)


          Digital phones currently carry high retail prices (up to three times analog prices), which have limited sale volumes. Lack of open standards in the [*], and to the home and/or office has also limited sales.





          Customers, however, are prepared to pay a premium for better voice quality delivered by an analog cordless telephone. We believe the customer is prepared to pay a premium for digital but won't pay a price that is three times analog price. An [*] cordless telephone, which delivers clean voice transmission would receive strong market acceptance. Furthermore, chips designed to allow easy migration from the [*] to [*] Digital Cordless Standards, allowing multiple handsets use, would be well accepted by the market.



          As mentioned earlier, RF implementation tends to be more complex than digital sections implementation and therefore more time consuming.
          As of yet, no vendor offers [*].

2.3 The DSP Group - APTEL Approach (D3)



          DSP Group and APTEL have joined forces to develop a cordless telephone chipset which can support [*].
          Initially, the companies aim to produce a chip which will support [*]. This chip [*] will support [*]. DSPG and APTEL will provide application notes and reference designs.

          The [*] design will take into account digital technologies such as [*] to allow easy migration to those protocols.

          The design of the RF section will be more involved than that of the [*] chip. DSP Group and APTEL will consider providing the customer with [*]. This would dramatically reduce the cycle time of the RF chipset implementation. This project proposal pertains to the development of the DSP chip and a design of an RF module which will sell it. It corresponds to stage 1 and stage 2 of section 3.2.


2.4 THE UNIQUENESS            (D4)


          APTEL expertise in wireless mobile communications, coupled with DSP Group's capabilities in DSP design, create an opportunity to introduce a smart digital cordless chipset solution which will be unique in the marketplace.


          Most vendors provide either [*] and
          leave the integration phase to the OEM customer. This approach creates a long time-to-market factor which could be eliminated by the DSP Group-APTEL approach.[*]

          DSP Group has DSP expertise in speech and telephony algorithms. In addition, DSP has developed proprietary DSP cores, PineDSP Core and OakDSP Core, which are state of the art DSP processors with wide endorsement in the DSP marketplace. (See appendix B.) DSPG'S

                                           [*] Confidential Treatment Requested
          licensee list consist of more than 24 licensees including - Siemens, NEC, Samsung, LSI Logic, VLSI Technology, GEC Plessey and TEMIC. The OakDSPCore is a second generation DSP from DSPG. It is a 16 bit, fixed point DSP which reaches over 40 MIPS in a 0.6u process. Both the Pine and Oak cores have smart power management which lends itself to the high demands of the cordless market. See attachment Appendix B on PINE and OAK specifications.

          DSP Group's ability to include TAD and voice compression features in the same chip set, facilitates the introduction of a uniquely powerful chipset. DSP Group possesses over [*]% of the world digital TAD chipset market. The chips are based on the Pine and Oak cores and employ TrueSpeech, a DSP voice compression algorithm licensed to leading computer and telephony suppliers worldwide.

2.5 BUDGET AND GANTT          (D5)

          The R&D phase is expected to last [*] months, and upon its completion DSPG and APTEL expect to introduce a [*] for [*] cordless telephones. The estimate cost of the project is $[*] million, derived from the gantt chart and budget described in later sections.

2.6 PATENTS                   (D6)

          Neither DSP Group nor APTEL have applied for specific patents pertaining to cordless telephones in the [*]. However, some of the existing technologies to be incorporated in the new product
          [*] are based on existing intellectual properties belonging to DSPG and APTEL. Other patented features which may be included in this chipset solution may provide addition protection, and potential new patent filings will be reviewed.

2.7 STANDARDS                 (D7)

          There are no standards governing the use of cordless telephones within the [*]. The phones need to comply with [*]. However, no rules apply to of communications protocol.

          Digital cordless standards are emerging which provides an opportunity to develop a chipset which will be compatible with the new digital standards. This approach will allow the sale of chips along with other vendors chipsets.
                                           [*] Confidential Treatment Requested

3. Proposed R&D Program  (E)


3.1 ANALYSIS OF THE PROBLEM   (E1)

          Numerous issues need to be addressed:

          - Marketing Channels     - DSP Group has a comprehensive distribution
                                   network for its current products. We need to examine the importance of including features or products from DSP Group's current offerings in this chipset, to ensure easier penetration to the existing install base of customers. We expect to determine the appropriate set of features during the first two months of the project.


          - Digital Standards      - The implementation of a standard protocol
                                   has clear advantages over a proprietary are [*] currently appears to be the most promising standard. It seems [*] could be obtained from vendors who have already implemented this protocol.


          - RF Chipset             - What level of RF chipset should be designed
                                   and provided?





3.1.1.1 DSP CHIP SPECIFICATION               (E.1.a)



[*]

                                           [*] Confidential Treatment Requested

3.1.1.2 DSP COMMUNICATION MODULE SPECIFICATION              (E.1.a)


[*]
                                           [*] Confidential Treatment Requested

3.1.1.3 [*]  RF MODULE SPECIFICATION              (E.1.a)


[*]

3.1.2 KEY TECHNOLOGICAL ISSUES PERTAINING to 3.1.1 (E.1.b)


          - The implementation of the DSP chip using the Pine and/or Oak DSP cores.



          - The inclusion of a [*] cordless protocol in the DSP chip


               (Technical tasks are reasonable straight forward)

                                           [*] Confidential Treatment Requested

3.2 PROPOSED APPROACH         (E.2)


          The [*] cordless chipset development will involve three stages:

          STAGE 1 - The development of a [*] Solution (included in BIRD
          Project):


             - The main functions implemented initially will be:


                [*]


             - Advantages of [*] approach

                [*]

          STAGE 2 - Offer Total Solution with [*] (Included in BIRD Project)


             Includes all features as stated in Stage 1, coupled with the following:

                [*]


          STAGE 3 - [*] solution (Not Included in this BIRD Project)


                [*]


                                           [*] Confidential Treatment Requested

3.2.1 Work Plan (Tasks Description )   (E.2.a)


          The H/W developed in the first stage of the project will be the base for all stages. The work includes [*]. The chip design will include [*]. The software will include [*].

          Stage 1 will include the following tasks:

          DEFINITION - [*] MONTHS

          [*]

          Participants - [*]

          HIGH LEVEL LOGIC DESIGN (VERILOG) - [*] MONTHS

          This stage includes writing the [*].
          Participants - [*].

          CIRCUIT & LAYOUT - [*] MONTHS -

          Circuit design includes [*].
          Layout includes [*].
          This stage can run in parallel with Logic design.
          Participants - [*].

          CHIP INTEGRATION - [*] MONTHS.

          This involved integrating the various pieces [*].
          Participants - [*].

          DSP SOFTWARE DEVELOPMENT -  [*] MONTHS (THROUGH ALL H/W DESIGN
                                      STAGES)

          Software development needs to integrate [*].
          This work can run in parallel with the H/W design.
          Participants - [*].

                                           [*] Confidential Treatment Requested

     MILESTONES

    [*]
                                           [*] Confidential Treatment Requested

3.2.2 RELEVANT TECHNOLOGIES IN DSP GROUP AND APTEL (E.2.b)


          APTEL

          [*]                     [*]


          Power Supply            [*]



          DSP GROUP


          DSP Design              [*]



          Voice Compression       [*]



          Other TAD / Telephony Algorithms

                                  [*]



3.2.3 Technical and/or Economical Constraints     (E.2.c)

          The target chip-set has to meet the following constraints:

          [*]

          Advanced power management (in standby mode)



          The RF module will be designed from discrete components and will be used as a reference design in the first design stage. A commercial
          RF module will be designed in the second stage. It will marketed to customers without RF design capabilities. A more integrated solution, which will include a hybrid implementation of the [*] is considered as a future project.



          Concerning economical issues, the non BIRD funding will be matched by APTEL and DSP Group. DSP Group plans to invest in APTEL for an equity stake in the company. In addition, DSP will allocate and hire additional people to develop the DSP Chip. APTEL will invest in the development of the Spread Spectrum algorithms, RF interfaces and RF unit. During commercialization, APTEL will receive from DSP Group a per unit [*] royalty for each unit sold.


                                           [*] Confidential Treatment Requested

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3.2.4 IDENTIFICATION AND DETAILED DESCRIPTION OF EACH TASK (E.2.d)

          (see Program Section)


Chip Design stages and tools :

Definition :


    This stage starts with defining [*].
    It includes-


    [*]


CHIP BASIC PARTITION :

    [*]
                                           [*] Confidential Treatment Requested

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[*]

                                           [*] Confidential Treatment Requested

LOGIC DESIGN :

[*]


CIRCUIT DESIGN :

[*]

LAYOUT DESIGN :

[*]

TAPEOUT :

[*]

                                           [*] Confidential Treatment Requested

[*]

SW DESIGN :

[*]

DETAILED TASK DESCRIPTION

[*]
                                           [*] Confidential Treatment Requested

[*]

                                           [*] Confidential Treatment Requested

[*]

                                           [*] Confidential Treatment Requested

4. Program Plan        (F)

4.1 Block Diagram


4.1.1 Chip set Block diagram


      The product proposed by DSP Group and APTEL will look like that:



                                    [ * ]


[ * ] Confidential Treatment Requested

     The [ * ] is capable of handling most of the control functions needed in the system.


     The part called [*] in the block diagram is actually the [*] mentioned before. This is the part that will consume major development efforts.


4.1.2 Detailed [ * ] block diagram


       THESE ARE THE FUNCTIONAL BLOCKS TO BE DEVELOPED:

     [ * ]




[ * ] Confidential Treatment Requested

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4.2 Gantt Chart

[ * ]



[ * ] Confidential Treatment Requested

4.2 Manpower Loading Chart

[ * ]



[ * ] Confidential Treatment Requested

5. THE MARKET       (G)


5.1 General         (G1)


     The basic need for this project arises from the poor allocation of frequencies for the analog cordless phones, and the consequent low voice quality. New [*] phones can operate in the [*], and deliver much improved art voice performance.



     Current analog solutions do not provide well secured communications system. Many users complain that conversations are not secure and can be tapped into by neighbors. In addition, conversations are hinded by strong background noises, and are not easily conveyed due to interference problems. [*] solutions are designed to handle the above issues of security, clarity and distance. However, today's [*] solutions are expensive and are based on complex unintegrated designs. DSP
     Group - Aptel's solution is designed to meet the need for a low cost and integrated solution for [*].



5.1.1 Market Needs


          The market today requires superior voice quality, security and extended mobility at a cost close to the current cost of the present solutions.


5.1.2 Similar Product lines of DSP Group and APTEL sold to this market


          DSP Group's TAD chips are currently being sold to vendors of cordless telephones and are integrated in their current products as an add-on function to the cordless product. The decision makers in these organizations are known to our marketing personnel, and related products can be promoted through the same channels.


                                          [ * ] Confidential Treatment Requested

5.1.3 The Basis for this market need



          According to a Wireless Logic document, published Jan 1996, [*] cordless phones will represent [*]% of the US cordless market and that [*] cordless phones will represent [*]%. The average selling price ("ASP") of a [*] cordless phone is roughly $[*], the ASP of a [*] phone is - $[*], and that of a [*] phone is $[*]. ASP doesn't vary much because added functionality is provided through software which doesn't impact product cost.



          Worldwide cordless sales are predicted to grow dramatically, and [ * ] phones market share is predicted to grow from [ * ]% in 1995 to roughly [ * ]% in year 1999.





          Worldwide Cordless Units Sales & [*] Market Share (In Million Units):
          [ * ]
   Note: The last row in the above table describes the target market of this project


                                      [ * ] Confidential Treatment Requested

5.2 PRICE PERFORMANCE AND ASSOCIATED MANUFACTURING COSTS (G2)

     see chapter 10


5.2.1 FEATURES & PRICES

     see 5.1.3


5.2.2 PRODUCTION COST


     Based on previous experience in chip manufacturing and RF module pricing, we have assumed that our total manufacturing cost would be approximately [ * ]% of our selling price.





5.2.3 COMPETITIVE PRICES


     [ * ] is the only vendor to provide a similar complete solution and it is currently sold at a very high price (over $[ * ] for total solution).



     No other vendor offers a complete [ * ].




5.3 MARKETING ASPECTS    (G3)


5.3.1 WORLDWIDE MARKET

          Please refer to section 5.1.3.

[ * ] Confidential Treatment Requested


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5.3.2 CURRENT MARKETING CHANNELS OF DSPG

     DSP Group sales offices in the USA, Israel Japan and Europe. The sales uses local distributors and representatives such as Tomen, KEC in Japan, DSP Technology in Korea, DSP Solutions in Hong Kong and DSP Applications in Taiwan. With this mixture of direct sales and distributors/reps, DSPG has built a very long, reliable list of world class customers including:


  JAPAN                EUROPE               SOUTH EAST ASIA      USA & CANADA
  -----                ------               ---------------      ------------

  Panasonic            Philips              Samsung              VTech

  Sharp                Siemens              Maxon                GE

  Sanyo                Alcatel              LG                   AT&T

  Sony                 Sagem                Hyundai              Bell South

  NEC                  Ascom

  Uniden               Matra



5.3.3 Market Growth Pattern

     Please refer to section 5.1.3.

5.3.4 Market Share and Number of units sold per Annum

          See section 1.3.3

5.3.5 Units Selling Price Graph

          See section 1.3.2


5.4 Regulatory Issues         (G4)


          There are no protocols or standards governing the communications between the [*] except for [*].

          All FCC and UL rules which refer to regular phones pertain to the [*] unit as well.


                                         [ * ] Confidential Treatment Requested

5.5 Competition               (G5)


5.5.1 Current Players


     A few companies, most prominently [*] have recently announced [ * ] chip sets, which perform all [ * ] functions and integrate the [ * ] functions.


     Those solutions use a costly, complex design and thus are very expensive ([*]'s solution is offered for over $[*]). In addition, they do not include [ * ] such as those available from DSP Group.




     Other suppliers that have already entered the cordless market include [ * ]. Other competitors targeting the same market and have partial solutions include [ * ].



5.5.2 Competition Impact on DSP Group-APTEL Product



     Since the market share of [ * ] cordless phones is still modest, we feel that other vendors interest in this market will help build and expand the market. Our design will have cost advantage and more attractive in features so that we should be very competitive in this market.




     As DSP Group represent over [ * ]% of the total TAD chipset market, we have an effective distribution network at our disposal. This will be a remarkable benefit that will help us to play a significant role in that market.


                                         [ * ] Confidential Treatment Requested

6. COMMERCIALIZATION - PLANS AND PROSPECTS   (H)

     The project responsibilities will be shared between the companies as follows:


     APTEL will be responsible for the development of the [*]. APTEL will also test the DSP chip developed by DSP Group with other manufacturers chip sets. In addition, APTEL will define the RF functionality of the DSP chip developed. APTEL focus will be on product management and R&D aspects of the project.




     DSP Group will lead the development of the DSP chips and will take the lead in overseeing the production of both the DSP chip and the RF unit. DSP Group will also be responsible for marketing both the DSP chip and the RF components developed by APTEL.






6.1 Production                (H1)


     Production of DSP chips will be done by outside contractors (fabs). Similar, successful, production arrangements as used today.



     The RF board will be manufactured by sub-contractors, and/or licensed to OEMs.


6.2 Marketing Channels             (H2)



     DSP Group will market the products via its existing TAD channels. DSP Group has the largest market share (over [*]%) of the digital TAD market and is recognized as the technology leader in this market.



     Most of DSP Group's TAD customers have already introduced or considered introducing cordless phones. Currently, at least [*]% of DSP Group's TAD chips are shipped to cordless phone units as a separate TAD module. The feedback DSP has received from its channels is that by 1997 most of the customers plan to develop a cordless phone that integrates [*].


     DSP Group has already contacted several of its major customers regarding the proposed DSP/APTEL solution and received a very positive response that indicates strong sales potential.


6.3 Current Distribution Network        (H3)


     Please refer to section 5.3.2.


6.4 Financial Resources            (H4)


     The accumulative cash-flow deficit that could reach as much as $[*] in the middle of [ * ], together with the participation of the BIRD foundation we are confident that DSPG will have sufficient internal resources to fund the project.

                                         [ * ] Confidential Treatment Requested

     The non BIRD funding will be matched by APTEL and DSP Group. DSP Group plans to invest in APTEL for an equity stake in the company. In addition, DSP Group will allocate and hire additional people to develop the DSP chip. APTEL will invest in the development of the Spread Spectrum algorithms, RF interfaces and RF unit. During commercialization, APTEL will receive from DSP Group a per unit [ * ] royalty for each unit sold.


                                       [ * ] Confidential Treatment Requested

7. COOPERATION AND BENEFITS   (I)


     The project responsibilities will be shared between the companies as follows:


     APTEL will be responsible for the development of the Spread Spectrum algorithms and for the development of the RF unit which will reside in [*]. APTEL will also test the DSP chip developed by DSP Group with other manufacturers chip sets. In addition, APTEL will define the RF functionality of the DSP chip developed. APTEL focus will be on product management and R&D aspects of the project.





     DSP Group will lead the development of the DSP chips and will take the lead in overseeing the production of both the DSP chip and the RF unit. DSP Group will also be responsible for marketing both the DSP chip and the RF components developed by APTEL.





    APTEL Ltd. will manage the project. A project manager will be appointed in APTEL whose responsibility will be to manage both the DSP chip as well as the RF development. The development team of this project will report to this project manager for the duration of the project, regardless whether the employees are on DSP
    Group or APTEL payroll.

    In the product management (definition) phase, the APTEL project manager will travel to meet DSP current client base. Some meetings have already been arranged in the U.S., and we predict to base much of our design specification on customer requirements.



                                         [ * ] Confidential Treatment Requested

8. ORGANIZATION AND MANAGEMENT PLAN     (J)


8.1 Procedures and Meetings             (J1)

     A WEEKLY PROJECT DEVELOPMENT TEAM has been set for every Wednesday at 16:00. All participating team members will be present. Meetings will take place either in the APTEL offices in Netanya or in DSP Group facilities in Givat Shmuel.

     A MONTHLY MARKETING MEETING has been set to take place in the California offices of DSP Group. The primary goal is to ensure that development is done according to the varying demands of potential customers. These meeting will always include discussions with one or more potential clients.

     PDRs and advance design reviews will take place as stated in the project gantt chart. We expect that customer inputs may influence the project specifications, time to market and overall chipset performance.


8.2 Project Organization Structure           (J2)

     In order to ensure that the development team will function as one, all the team leaders in both companies will report to the project manager for the full duration of the project development cycle.


8.3 Staff                               (J3)

     The Project will managed by the following individuals:


     Menachem Kenan  /  General Manager of APTEL Ltd.

     Ofer Bar-or     /  VP R&D APTEL

     Yuval Cohen     /  VP Business Development DSP Group Inc.

     Dov Ben Asher   /  Project Manager DSP Group Inc.

9. THE COMPANIES AND PROJECT PERSONNEL (K)

9.1 Companies' backgrounds, ownership, & Main Business


     Founded in 1986, DSP Group is a global leader in the development and marketing of high-performance, cost effective digital signal processing
     (DSP) solutions for the consumer telephone, computer telephony and personal computer industries. By combining three key technologies -- speech processing algorithms, telephony algorithms and digital signal processors -- the company has delivered a wide range of DSP based products to manufacturers of telephones, computers and consumer electronics.

     DSP Group pioneered low-power digital signal processing for telephone answering devices (TAD), which has become a major aspect of the company's business. In addition to the chips for the TAD market, DSP Group has recently introduced three new speech co-processors for the PC market. DSP Group also licenses its internally developed DSP cores (PineDSPCore-TM- and OakDSPCore-TM-) and the TrueSpeech compression algorithms to a variety of PC software, hardware and semiconductor manufacturers.


     History: APTEL was founded in September, 1993, with a vision of developing superior products for "two-way paging" and "telemetry" (also known as "SCADA") applications. In the past two years, the company has developed products based on a technology known as "direct sequence spread spectrum". In the Spring 1995, APTEL conducted successful field tests for the application of its products. The tests were conducted in Atlanta in a partnership with MobileComm, which is the second largest paging subscriber system in the U.S. with 1.8 million subscribers. (Note: in September, 1995, MobileComm's parent company, BellSouth, announced the sale of MobileComm to MobileMedia. APTEL maintains continuous contact with MobileCOmm and with MobileMedia). As a follow-up to these test with MobileCOmm, APTEL is a commercializing the technology be designing products in which the technology will be applied to both the telmetry and the two-way paging markets.

     Ownership: APTEL is owned primarily by the Dovrat Sherm Group, one of the most respected investment groups operating in Israel today. Dovrat Sherm today owns approximately 65% of the company. The other 35% is owned by founders, senior employees, and other investors.

     APTEL specializes in the design of low power RF circuitry for mobile applications.

     Since its inception in 1993, the company developed unique expertise in the design of miniaturized RF devices which require complex power management in the [*]. Much of APTEL's know-how rests in the implementation of Direct Sequence Spread Spectrum modulation which happens to be the method most frequently employed in [*] cordless telephones.




     APTEL's RF capabilities supplement the assets which DSP Group brings to this joint project, and facilitate the introduction of a [ * ] cordless phone.


                                         [ * ] Confidential Treatment Requested

-------------------------------------------------------------------------------
                           ISRAELI COMPANY                   US COMPANY
-------------------------------------------------------------------------------


-------------------------------------------------------------------------------
 COMPANY NAME                     APTEL LTD.                  DSP GROUP, INC.
-------------------------------------------------------------------------------
 Year Established                    1993                            1987
-------------------------------------------------------------------------------
 Revenues; Most recent      Has not started to sell                  $50 M
 fiscal year                          yet
-------------------------------------------------------------------------------
 Increase/(decrease)                 N/A                             75%
 over previous year
-------------------------------------------------------------------------------
 Number of employees                   15                             106
-------------------------------------------------------------------------------
 Ownership                          Private                          Public
-------------------------------------------------------------------------------
 Number of previous BIRD             None                              Two
 Projects
-------------------------------------------------------------------------------

9.2 The Synergism of this project with the companies' activities


     Both DSP Group and APTEL have low cost, low power solutions. The combination of the DSP and VLSI expertise of the DSP Group coupled with [ * ] of APTEL, facilitates the introduction of an integrated solution with a very competitive low power, low cost offering for the [ * ] market. This fact will allow us to introduce integrated chip sets for prices lower by at least [ * ] compared to competition.



     DSP and APTEL intend to use some of their state-of-the-art technologies that are essential and strongly fit the proposed [ * ] product. These include the DSP cores, and the telephony and speech algorithms (such
     [ * ]) offered by DSP as well as the leading edge [ * ] technologies from APTEL.


9.3 Description of Previous BIRD Projects


     DSP Group has already completed several BIRD projects. The TAD component may be used in this project:

     1. DSP - based TAD                           / project #434

     2. Chipset for fax / speakerphone            / project # 475

     3.  Digital Hearing Aid                      / project # 384

     4. Digital Vox for HF Radio Communication    / project # 402

     5. DSP Based Speech Processing Modules       / project # 459
         for Cellular Telephones

                                        [ * ] Confidential Treatment Requested

     APTEL was not involved in BIRD projects in the past. The company has informed the BIRD foundation of potential projects in the past, and meetings have been held with third parties.


     Individuals within APTEL management have worked before with the BIRD F. in their previous capacities and successfully defined and completed BIRD projects.

9.4 FINANCIAL RECORDS (ANNUAL REPORTS)

     AUDITED FINANCIAL STATEMENTS FOR DSP GROUP INC. AND APTEL LTD. WILL BE FOLLOWING SHORTLY.

9.5 KEY PERSONNEL (RESUME)


     APTEL

     MR. MENACHEM KENAN. General Manager

     Born:          1959
     Education:
          1987: M. Sc. Industrial Engineering, S.U.N.Y. New York.
          1985: B. Sc. in economics & Applied Math, and Statistics S.U.N.Y. 1978: Electronic Technician Computer and Communications, Israel
                Defense Forces.
          1977: Electronics Technician Diploma in Computers,
                Microprocessors, and Communications, School for Certified Technicians, Tel-Aviv.

     Experience:
          1995:          President of APPALL
          1993-1995:     Vice President for Business Development and
                         marketing, APTEL
          1992-1993:     Vice President for Marketing & Sales, Nice Systems
                         Group
          1987-1992:     Marketing Manager for Northern Europe, Africa, and
                         Pacific Rhn, RAD  data Communications.
          1985-1987:     M.I.S. Manager, Tadiran Electronics, Inc. (N.Y.)
          1982-1984:     Air Freight Coordinator, Burlington Air Freight. JFK
                         Airport, N.Y.
          1977-1982:     Communications Team Office, Israel Defense Forces

     Languages:
          Hebrew, English, Spanish

MR. OFER BAR-OR, Vice President of Engineering

     Born:          1965

     Education:
          1992: M. Sc. in Physics with Honors from Tel Aviv University, School of Physics and Astrophysics; Thesis Title: "a radiometric Method for Investigating Infra Rad Optical Fiber Properties"
          1986: B. Sc. in Physics and Mathematics with honors from Hebrew University School of Physics, Jerusalem
          1986: Graduate of "Talpiot", a special course offered by the Israel Defense Forces which combines academic studies and military service.

     Experience:
          1995:          Vice President of Engineering, APTEL
          1993-1995:     Software Manager, APTEL
          1990-1993:     Satellite Integration Group manager, Israel Aircraft
                         Industries, Space Department
          1986-1990:     A variety of engineering roles in electronics,
                         software, and satellite integration, Israel Aircraft
                         Industries, Space Department

     Languages:
          Hebrew, English

     MR. ARIEL GOLDSTEIN, Vice President of Marketing

     Born:     1954

     Education:
          1984: MBA in Marketing, Finance, and Management Policy, J.L. Kellogg Graduate School of Management, Northwestern University, Evanston, Illinois, U.S.A.
          1979: Juries Doctorate, University of Chicago Low School, Chicago Illinois, U.S.A.
          1976: B.A. in Literature, Harvard University, Cambridge, Massachusetts, U.S.A.

     Experience:
          1995:          Vice President of Marketing, APTEL
          1993-1995:     Attorney, Jacob Katz & Co. Tel Aviv
          1992-1993:     Articled Legal Clerk
          1988-1992:     Immigration to Israel, Hebrew Language Studies,
                         religious studies
          1984-1988:     Strategic Planning Manager, Motorola Inc. Land Mobile
                         Communication Products, Schaumburg, Illinois, U.S.A.
          1980-1982:     Attorney, Isham, Lincoln & Beale, Chicago, Illinois.
                         U.S.A.

     Languages:
          English, Hebrew

     DSPG

     YUVAL COHEN Vice president of business Development

     Education:
          1989-1991:     MBA, Harvard Business School
          1985-1987:     B.Sc. Industrial engineering, Tel Aviv University

     Experience:
          1995-          Vice President of Licensing and Business
                         Development, DSP Group Inc.
          1993-1995:     Assistant to Sr. Vice President, Business Development,
                         Intel Corporation
          1992-1993:     Marketing Manager, Intel Corporation
          1991-1992:     Program Manager, Operations, KLA Instruments
          1987-1989:     Production Planning & Control, Scitex Corporation Ltd.
          1981-1985:     Company Commander, Artillery Corps, IDF

     SHIMON RAVIV Technical Marketing Support Manager Semiconductors
     Division.


     Born      1958

     EDUCATION

               1984: BSEE  from Ben-Gurion University, Beer Sheva, Israel.


     EXPERIENCE :

              1990 - 1996 DSP group - Semiconductors division.
              Since 9/95 - Current position marketing
               1992-1995 - Circuit group manager.
               1990-1992 - Participated in the start up of the Semiconductors division

               1987 - 1990  Digital Equipment - VLSI design center, Jerusalem,
                              Israel. Testing engineer and Chip Design

               1984 - 1987  El-Op - Electro Optics industry, Rehovot, Israel,
                              Laser Department

10. PROJECT BUDGET       (L)


10.1 Cash Flow:


                         CASH FLOW - SAMPLE CALCULATION
















                                    [ * ]
















[ * ] Confidential Treatment Requested

10.2 Proposed Project Budget


                             PROPOSED PROJECT BUDGET
                                 DSP GROUP, INC.















                                      [ * ]
















[ * ] Confidential Treatment Requested

                             PROPOSED PROJECT BUDGET
                                   APTEL LTD.

                                      [ * ]

[ * ] Confidential Treatment Requested